UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

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Amneal Pharmaceuticals, Inc.

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Amneal Pharmaceuticals, Inc.

We make healthy possible®

amneal

Amneal.com

Notice of 2025

Annual Meeting of Stockholders
and Proxy Statement

You are cordially invited to attend the Amneal Pharmaceuticals, Inc. 2025 Annual Meeting of Stockholders.

TUESDAY, MAY 6, 2025

9:00 a.m., Eastern Daylight Time

Virtual Meeting at www.virtualshareholdermeeting.com/AMRX2025

Items to be Voted On

1.

Elect as directors the 11 nominees named in the accompanying proxy statement;

2.

Approve the compensation of our named executive officers on an advisory basis;

3.

Conduct an advisory vote on the frequency of future “say on pay” votes;

4.

Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2025; and

5.

Transact such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

Record Date

You are eligible to vote if you were a stockholder of record at the close of business on March 14, 2025. A list of stockholders of record will be made available to stockholders during the meeting at www.virtualshareholdermeeting.com/AMRX2025 when you enter your 16-Digit Control Number.

Voting

Your vote is important, and you are invited to attend the annual meeting. Whether or not you expect to attend the annual meeting, we encourage you to vote as soon as possible. To ensure your shares are voted, you may vote your shares in advance of the meeting over the internet, by telephone or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card. Voting over the internet, by telephone or by mail will ensure your representation at the annual meeting regardless of whether you attend the meeting.

Virtual Annual Meeting

We are once again hosting a virtual meeting this year. The live audio webcast will be available at www.virtualshareholdermeeting.com/AMRX2025.

This proxy statement and the related materials are first being distributed or made available to stockholders on or about March 25, 2025.

By Order of the Board of Directors,

Jason B. Daly

Executive Vice President, Chief Legal Officer & Corporate Secretary

Bridgewater, New Jersey
March 25, 2025

Review your proxy statement and vote in advance of the meeting in one of three ways:

INTERNET	BY TELEPHONE	BY MAIL
Visit the website on your proxy card	Call the telephone number on your proxy card	Sign, date and return your proxy card in the enclosed envelope

Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 6, 2025:

The notice of annual meeting, this proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2024 are available at www.proxyvote.com.

To

Our Fellow Stockholders, Stakeholders and Colleagues,

Chintu Patel Co-Founder, Co-Chief Executive Officer, and Director	Chirag Patel Co-Founder, Co-Chief Executive Officer, President and Director

2024 was an excellent year of strong performance and growth across our business with impactful new launches. Amneal is a diversified and growing biopharmaceutical company across each of our three business segments: Specialty, Affordable Medicines (including Biosimilars, Retail, Injectables, and International) and AvKARE’s distribution business. Since our founding in 2002, our mission has centered on improving access to affordable, high-quality, and innovative medicines. We are proud of the impact we had in 2024 as we continue to expand in the most impactful and innovative areas of pharmaceuticals. Looking forward, we are focused on continuing to deliver value for all of our stakeholders.

2024 Highlights

Across Amneal, notable accomplishments in 2024 included:

•	U.S. Federal Drug Administration approval and launch of CREXONT® for Parkinson’s disease to advance the standard of care for treating patients;
•	Signed collaboration with Metsera to develop, manufacture and commercialize new weight loss and obesity medicines globally;
•	Continued uptake of our first three biosimilars (ALYMSYS®, RELEUKO® and FYLNETRA®) and added three more programs (2 denosumab and omalizumab) to our biosimilar pipeline;
•	Launched over ten new injectable products, including our first three ready-to-use 505(b)(2) injectables, which eliminate medication preparation steps for hospitals and institutions;
•	Drove double-digit revenue growth in our Affordable Medicines segment, driven by complex products and new launches;
•	Delivered double-digit revenue growth in our Specialty segment, driven by RYTARY®, UNITHROID®, ONGENTYS® and CREXONT®, while advancing our pipeline, including a DHE autoinjector; and
•	Drove continued, strong double-digit revenue growth in our durable AvKARE segment driven by impactful new launches in the U.S.

These achievements contributed to strong 2024 financial performance, highlighted by 17% revenue growth. Since 2019, the Company has driven top-line growth each year, which reflects the diversity of the portfolio and durability of the business. Driven by consistent revenue growth and cash generation, the Company’s balance sheet as of fiscal year-end is strong. During 2024, we paid down $182 million in debt and reduced net leverage to our lowest levels yet.

Making Healthy Possible and Accessible for All

At Amneal, we believe that our Company’s mission of providing access to high-quality and innovative medicines is about building healthy communities and a healthy planet. We have a deep commitment to safeguarding the environment and serving humanity to ensure that we are building a resilient business well into the future.

We bring this vision to life in part through our belonging and inclusion programming that nurtures the best and brightest in global talent. We are deepening our portfolio of innovative products to help address unmet therapeutic needs. We are directing our R&D expertise to create new complex products that help improve patient access. We continuously optimize our manufacturing operations to reduce our emissions. We contribute to stronger health outcomes across our local communities through our partnerships, corporate philanthropy and volunteerism.

We invite you to read Amneal Pharmaceuticals’ “At a Glance,” which describes what we do and how we improve access to medications for patients around the world. We encourage you to read the pages of this proxy statement and we welcome your continued support as “We make healthy possible” together.

Sincerely,

Chintu Patel

Co-Founder, Co-CEO and Director

Chirag K. Patel

Co-Founder, Co-CEO, President and Director

March 25, 2025

AMNEAL PHARMACEUTICALS’ INC. AT-A-GLANCE

WHAT DO WE DO?

We founded Amneal Pharmaceuticals, Inc. (“Amneal” or the “Company”) in 2002 to provide access to affordable medicines. Amneal is a global pharmaceutical company that develops, manufactures, markets and distributes a diverse portfolio of essential medicines. We provide over 8,100 high-quality jobs and help consumers obtain access to the medicines they need.

WHAT IS OUR STRATEGY?

We are focused on providing high-quality, affordable medicines to patients and creating value for all stakeholders. Our strategy is sharply focused, yet we believe provides the appropriate flexibility needed to navigate an unpredictable healthcare environment where cost pressures are acute. Key elements supporting our value creation strategy include:

•	Operating large-scale, in-house best-in-class manufacturing facilities globally;
•	Creating a carefully funded research and development platform to feed a large and diverse pipeline of over 130 pipeline programs to supplement our current portfolio of more than 280 marketed commercial products;
•	Executing on a strategy to steadily move up the value chain to more complex and difficult-to-manufacture products that offset the steady erosion of our base Affordable Medicines business and that have higher barriers to entry and more defensible revenue streams, including:
•	Our move into biosimilars and sterile injectables, which typically have more durable revenue streams with institutional customers;
•	Our participation in the federal healthcare sector through AvKARE, which diversifies our channel mix;
•	Our Specialty segment, which benefits from a truly differentiated platform in neurology and endocrinology that helps us serve large populations with unmet needs and leverage our existing commercial infrastructure; and
•	Our entry into key international markets including Europe, Asia-Pacific and other opportunistic emerging markets helping us strengthen the value of our high-value portfolio products in new ways;
•	Maintaining collaborative relationships with regulators and sustaining an excellent track record within the industry, with no major observations at our sites to date;
•	Steadily broadening our scientific and industry expertise through management of and partnership with adjacent life-sciences areas;
•	Making strategic acquisitions in adjacent life sciences areas to enable continual and rapid pivoting and learning; and
•	Responding to an evolving global regulatory environment that requires increased corporate disclosure of environmental and social risks and opportunities by:
•	Conducting a double materiality assessment, assessing for gaps and expanding the collection of data related to our environmental footprint and greenhouse gas emissions;
•	Increasing governance around environmental and social risk through oversight of our Board of Directors and its committees, a cross-functional internal taskforce, and rigorous data management processes and approvals; and
•	Reporting on our corporate impact via our annual 2024 Environmental, Social and Governance (“ESG”) report. The report was tracked against the United Nations Sustainable Development Goals, the Sustainability Accounting Standards Board Biotechnology and Pharmaceuticals Standard and the Global Reporting Initiative.

Further information about our Corporate Responsibility programs are available at https://www.amneal.com/about/responsibility. Please note that this website and our ESG Reports are not part of our public disclosures and are not part of our proxy solicitation materials.

WHAT DIFFERENTIATES AMNEAL PHARMACEUTICALS?

We combine the best of public company accountability, large scale vertical integration and a strong track record of agile execution with a long-term vision for the healthcare industry and Amneal’s leadership role in it. We believe this is a combination that is particularly valuable in the global, affordable medicines sector in these complex and challenging times.

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Safe Harbor Statement

Certain statements contained herein, regarding matters that are not historical facts, are forward-looking statements (as defined in the U.S. Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, including among other things: discussions of future operations; expected operating results and financial performance; impact of collaborations; the Company’s value creation strategy; product development; our R&D strategy; regulatory approvals; our environmental and community initiatives; and other non-historical statements. Words such as “plans,” “expects,” “will,” “anticipates,” “estimates” and similar words, or the negatives thereof, are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events, including with respect to future market conditions, company performance and financial results, operational investments, business prospects, new strategies and growth initiatives, the competitive environment, and other events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Amneal. Such risks and uncertainties include, but are not limited to: our ability to successfully develop, license, acquire and commercialize new products on a timely basis; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition on our ability to set prices; our ability to obtain exclusive marketing rights for our products; the impact of the introduction of generic equivalents of our generic drug products; the impact of illegal distribution and sale by third parties of counterfeit versions of our products or stolen products; the impact of negative market perceptions of us and the safety and quality of our products; our revenues are derived from the sales of a limited number of products, a substantial portion of which are through a limited number of customers; the continuing trend of consolidation of certain customer groups; our dependence on third-party suppliers and distributors for raw materials for our products and certain finished goods; the imposition of tariffs may adversely affect our business, results of operations and financial condition; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; our dependence on information technology systems and infrastructure and the potential for cybersecurity incidents, and risks associated with artificial intelligence; the impact of a prolonged business interruption within our supply chain; our ability to attract, hire and retain highly skilled personnel; risks related to federal regulation of arrangements between manufacturers of branded and generic products; our reliance on certain licenses to proprietary technologies from time to time; the significant amount of resources we expend on research and development; the risk of claims brought against us by third parties; risks related to changes in the regulatory environment, including U.S. federal and state laws related to government contracting, healthcare fraud abuse and health information privacy and security and changes in such laws; changes to Food and Drug Administration product approval requirements; the impact of healthcare reform and changes in coverage and reimbursement levels by governmental authorities and other third-party payers; our dependence on third-party agreements for a portion of our product offerings; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; our potential expansion into additional international markets subjecting us to increased regulatory, economic, social and political uncertainties; our ability to identify, make and integrate acquisitions or investments in complementary businesses and products on advantageous terms; the impact of global economic, political or other catastrophic events; our obligations under a tax receivable agreement may be significant; and the high concentration of ownership of our class A common stock and the fact that we are controlled by the Amneal Group. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in our filings with the Securities and Exchange Commission (the “SEC”), including under Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K and in our subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made, and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.

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Corporate Governance

Corporate Structure, Reorganization and Listing Exchange

The Company is a holding company, whose principal assets are common units (“Amneal Common Units”) of Amneal Pharmaceuticals LLC (“Amneal LLC”). In 2018, Amneal LLC completed the acquisition of Impax Laboratories, Inc. (“Impax”), a generic and specialty pharmaceutical company (the “Combination”).

The group, together with their affiliates and certain assignees, who owned Amneal LLC when it was a private company (the “Amneal Group”) held 50.1% of Amneal Common Units and the Company held the remaining 49.9% as of December 31, 2022. On November 7, 2023, we implemented a plan pursuant to which the Company and Amneal LLC reorganized and we simplified our corporate structure by eliminating our umbrella partnership-C-corporation structure and converting to a more traditional structure whereby all stockholders hold their voting and economic interests directly through the public company (the “Reorganization”). Effective with the Reorganization, the Company directly or indirectly holds 100% of the Amneal Common Units and the Company remains Amneal LLC’s sole managing member, having the sole voting power to make all of Amneal LLC’s business decisions and control its management.

Our Class A common stock is currently listed on The Nasdaq Stock Market LLC (“Nasdaq”).

Stockholders Agreement

In connection with the Combination, we entered into a stockholders agreement with the Amneal Group, which was amended and restated in August 2019 and again in November 2023 as part of the Reorganization (the “Stockholders Agreement”), that sets forth, among other things, certain rights and obligations of the Company and the Amneal Group with respect to the corporate governance of the Company.

Board Composition

The Stockholders Agreement provides that, until the Amneal Group owns less than 10% of the outstanding shares of the Company’s common stock, the Board of Directors of the Company (the “Board”) will consist of no more than 13 members.

As of the date hereof, the Board has fixed its size at 11, composed as follows:

•	Amneal Group Directors. Six directors, including the Chairman of the Board, were designated by the Amneal Group. The directors designated by the Amneal Group, three of whom qualify as and are considered independent under Nasdaq rules, are referred to herein as the “Amneal Group Directors.”
•	Non-Amneal Group Directors. Five directors were designated as the Company Independent Directors (as defined in the Stockholders Agreement). The directors not designated by the Amneal Group are referred to herein as the “Non-Amneal Group Directors.”

Pursuant to, and effective as of, the amendment to the Stockholders Agreement in August 2019, the Amneal Group representative who appoints the Amneal Group Directors will not be (i) an employee of the Company or (ii) an individual controlled, directly or indirectly, by employees of the Company, a Company subsidiary, or any person controlled by the Company. This change was made in connection with the appointment of Chirag Patel and Chintu Patel as co-Chief Executive Officers in order to preserve the independence of those Amneal Group Directors who are intended to be independent.

For so long as the Amneal Group continues to beneficially own more than 50% of the outstanding shares of the Company, the Amneal Group Directors will have the right to designate the Chairman or Co-Chairmen of the Board, and the Non-Amneal Group Directors will have the right to designate a lead Independent Director of the Board (which right the Non-Amneal Group Directors currently have not exercised because the Board is currently led by a Chairman that is independent under Nasdaq rules).

TPG Group Holdings has the right, subject to certain ownership thresholds and other requirements, to designate a director for appointment to the Company’s Board (which right TPG Group Holdings currently has not exercised) or to designate an observer to the Board.

There are currently two observers to the Board, one of whom has been designated by the Board of Directors and one of whom has been designated by TPG Group Holdings.

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For so long as the Amneal Group continues to beneficially own more than 50% of the outstanding shares of the Company, the Amneal Group will have the right to designate for nomination the lowest number of designees that constitute a majority of the total number of directors comprising the Board. The Company will cause such nominee(s) to be included in any slate of nominees recommended by the Board to the stockholders of the Company for election.

If the Amneal Group beneficially owns 50% or less but more than 10% of the outstanding shares of the Company, the Amneal Group will have the right to designate a number of directors proportionate to the beneficial ownership of outstanding shares of the Company held by the Amneal Group (rounded up to the nearest whole number); provided, however, that such rounding shall not result in the Amneal Group having the right to designate a majority of the total number of directors comprising the Board when the Amneal Group beneficially owns 50% or less of the outstanding shares of the Company’s common stock.

With respect to the Amneal Group Directors, until the date on which the Amneal Group ceases to beneficially own at least 10% of the outstanding shares of the Company (the “Trigger Date”), any vacancy will be filled by the Board with a director designated by the Amneal Group, except when such vacancy is created when the number of the Amneal Group Directors then serving on the Board is in excess of the number of Amneal Group designees the Amneal Group has the right to designate under the Company’s Bylaws and the Stockholders Agreement.

With respect to the Non-Amneal Group Directors, the Nominating and Corporate Governance Committee will recommend to the Company’s Board to fill any vacancy (other than the CEO of the Company) with a person who satisfies all the qualifications of a Company Independent Director (as defined in the Stockholders Agreement), subject to the prior written consent of the Conflicts Committee.

Board Committees

The Stockholders Agreement provides that the Company’s Board shall have the following committees: (i) Audit Committee, (ii) Nominating and Corporate Governance Committee, (iii) Compensation Committee, and (iv) Conflicts Committee. The formation of, composition of, and amendment to the charter of any other committee requires the approval of 75% of the Board.

Until the Trigger Date, each committee of the Company’s Board (other than the Conflicts Committee) will include at least one director designated by the Amneal Group, subject to the applicable Nasdaq rules and requirements. If at any time, any committee (other than the Conflicts Committee) does not have at least one such Amneal Group-designated director, the Amneal Group will be entitled to designate a director to have observer rights with respect to such committee.

Amneal Group Agreement to Vote

Until the Trigger Date, the Amneal Group must cause its shares to be present for quorum purposes at any stockholders meeting, vote in favor of all director nominees recommended by the Company’s Board, and not vote in favor of the removal of any Non-Amneal Group Director, unless such removal is recommended by the Nominating and Corporate Governance Committee.

Amneal Group Consent Rights

For so long as the Amneal Group beneficially owns more than 25% of the outstanding shares of the Company, the Company will not take the following actions without obtaining prior consent of the Amneal Group:

•	amend, modify, or repeal any provision of the Company’s Certificate of Incorporation or Bylaws in a manner that adversely impacts any Amneal Group member;
•	effect any change in the authorized number of directors, except pursuant to the Stockholders Agreement;
•	create or reclassify any new or existing class or series of capital stock to grant rights, preferences, or privileges with respect to voting, liquidation, redemption, conversion or dividends that are senior to or on parity with those of the shares held by the Amneal Group; or
•	consummate any transaction as a result of which (a) more than 50% of the outstanding shares of the Company will be beneficially owned by any persons other than Amneal Group members and (b) any Amneal Group member receives an amount or form of consideration different from that which is granted to other holders of the Company’s shares.

Bylaws Amendments

As previously disclosed and referenced above, in light of the substantial investment of the Amneal Group prior to the Combination, the Company continues to have certain legacy obligations and corporate governance features that were adopted in connection with the Combination. In particular, the Bylaws that we adopted following the Combination contained a provision requiring the vote of not less than two-thirds of the voting power of the issued and outstanding shares entitled to vote at a duly called and convened annual or special meeting of stockholders in order to amend certain limited Bylaws provisions, including

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provisions related to stockholder meetings and proposals as well as to the number, term and removal of and nominating process for directors. Given the consent rights afforded to the Amneal Group described above pursuant to the Stockholders Agreement, coupled with the continued significant ownership stake of the Company by the Amneal Group, as exemplified by the Company’s designation as a “controlled company” as further discussed below, we expect that this provision will remain in place for the foreseeable future unless otherwise determined by the Amneal Group.

Code of Business Conduct; Corporate Governance Guidelines; Board Committee Charters

We are committed to conducting every aspect of our business in an ethical, open and honest manner and in full compliance with the law, both in letter and in spirit. Our Code of Business Conduct applies to all of our employees, officers and directors and lays out guidelines for our employees, officers and directors to follow as they conduct business on behalf of our Company. We have also adopted Corporate Governance Guidelines, which, together with our Certificate of Incorporation, Bylaws and Board committee charters, form the framework for the corporate governance of the Company. In addition, the Stockholders Agreement between the Company and the Amneal Group and the limited liability company agreement of Amneal LLC set forth a number of corporate governance requirements with respect to the Company.

The full text of the Code of Business Conduct as well as our Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter and Conflicts Committee Charter are available at the investors section of our web site, http://investors.amneal.com. We intend to satisfy our disclosure obligations, if any, with respect to any amendment to, or waiver from, a provision of the Code of Business Conduct that applies to our directors or executive officers, including our principal executive officers, principal financial officer or principal accounting officer, in the investors section of our web site. Stockholders may request free printed copies of the Code of Business Conduct, Corporate Governance Guidelines and the Board committee charters by writing to: Amneal Pharmaceuticals, Inc., Attention: Corporate Secretary, 400 Crossing Boulevard, Bridgewater, NJ 08807 or corporatesecretary@amneal.com.

Insider Trading Policies and Procedures

We have adopted an insider trading policy (the “Insider Trading Policy”) that governs the purchase, sale, and/or other dispositions of the Company’s securities by our directors, officers, and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our 2024 Annual Report on Form 10-K. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements.

Controlled Company Status

The Amneal Group holds a majority of the voting power of our common stock. As a result, we are a “controlled company” as defined by Nasdaq rules and have the option to elect to avail ourselves of exemptions from certain Nasdaq requirements. Despite our status as a controlled company, however, we have chosen to govern ourselves without using these exemptions, which we believe sets the right tone with respect to our approach to corporate governance. Generally speaking, under Nasdaq rules, a controlled company is exempt from the requirements of (a) a majority of the board of directors consisting of independent directors; (b) independent director oversight of director nominations; and (c) a compensation committee composed entirely of independent directors, with a written charter addressing specified matters. Although we currently do not avail ourselves of any of these exemptions in the interest of corporate governance best practices, if we were to take advantage of any of them, our stockholders would not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq requirements. We believe that the Amneal Group’s control and its long-term stewardship have provided a strategic advantage to our Company. For example, the alignment between our co-CEOs and the Amneal Group as our largest stockholder provides management the flexibility to efficiently pivot as needed to address short-term matters while also supporting transformational changes necessary for the Company’s long-term success. In addition, the Amneal Group’s values have played an important role in our unique work culture that celebrates diversity and inclusion, which we believe has helped us to attract and retain top talent.

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Board Leadership Structure

Our Board of Directors is led by an independent Chairman, Paul Meister. The Chairman’s responsibilities include, but are not limited to, presiding over all meetings of the Board at which members of management are not present, including any executive sessions of independent directors, reviewing Board meeting schedules and agendas and acting as a liaison between the independent directors and the Co-Chief Executive Officers. Our Co-Chief Executive Officers do not hold leadership positions on the Board, but our Corporate Governance Guidelines do not prohibit them from doing so, as the Board retains the discretion to modify its leadership structure in the future as it deems appropriate. The Board has determined that its leadership structure is in the best interests of the Company and our stockholders because it allows our Co-Chief Executive Officers to focus on our day-to-day business and our Chairman to focus on managing Board operations and effectiveness and other corporate governance matters, while providing independent Board leadership.

Meetings of the Board of Directors

In the fiscal year ended December 31, 2024 (“fiscal 2024”), the Board of Directors held seven meetings. Each of the directors attended at least 75% of the aggregate of all meetings held by the Board of Directors and each committee of the Board of Directors on which he or she served during fiscal 2024, in each case held during the period for which he or she was a director and committee member. Our independent directors meet in executive session at least twice annually. The Chairman presides over executive sessions of the independent directors.

Communication with the Board of Directors; Director Attendance at Annual Meetings

Stockholders, employees and all other interested parties may communicate with a member or members or a committee of the Board of Directors by addressing their correspondence to the Board member or members or committee c/o Corporate Secretary, Amneal Pharmaceuticals, Inc., 400 Crossing Boulevard, Bridgewater, NJ 08807 or by email to corporatesecretary@amneal. com. Our corporate secretary will review the correspondence and will determine, in his good faith judgment, which stockholder communications will be relayed to the Board of Directors, any committee or any director. Our corporate secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. Subject to the foregoing, mail addressed to “Board of Directors” or “non-management directors” will be forwarded to the Chairman.

Recognizing that director attendance at our annual meetings can provide our stockholders with a valuable opportunity to communicate with Board members about issues affecting our Company, we encourage our directors to attend each annual meeting of stockholders. The 2024 annual meeting was attended by all eleven of the directors holding office at the time.

Director Independence

In making independence determinations, the Board of Directors observes all criteria for independence established by the SEC, Nasdaq, other governing laws and regulations, and the Stockholders Agreement, and considers all relevant facts and circumstances. In accordance with our Corporate Governance Guidelines, to be considered independent:

•	the director must meet the bright-line independence tests under Nasdaq rules; and
•	the Board must affirmatively determine that the director otherwise has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board of Directors, through its Conflicts Committee, annually reviews all relevant business relationships any director may have with our Company. As a result of its annual review, the Board has affirmatively determined that each of the following directors meets the independence tests under the Nasdaq rules, none of them has a material relationship with the Company other than their service as directors and, as a result, such directors are independent: Paul Meister, Deb Autor, J. Kevin Buchi, Jeff George, John Kiely, Ted Nark, Emily Peterson Alva and Shlomo Yanai. Accordingly, even though we are a “controlled company” and therefore exempt from certain board independence requirements under the Nasdaq rules, we nonetheless have a majority of independent directors on our Board, and each Board committee is comprised entirely of independent directors.

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In addition to the director independence standards described above, the Stockholders Agreement imposes additional independence requirements that apply in certain circumstances. The Stockholders Agreement defines a “Company Independent Director” as a director who:

•	meets the independence standards under the rules of Nasdaq;
•	is a non-Amneal Group Director;
•	is not a current or former member of the Board of Directors of any Amneal Group member or its affiliates or officer or employee of any Amneal Group member or its affiliates;
•	does not have and has not had any other material relationship with the Company or its affiliates; and
•	is designated by the Conflicts Committee as a “Company Independent Director.”

Committees of the Board of Directors

The Board of Directors has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Conflicts Committee.

The following table sets forth the current members of each committee and the number of meetings held during fiscal 2024 for each of the Board’s committees, as well as each director’s status as either independent or not independent and either an Amneal Group Director or Non-Amneal Group Director.*

	Independent	Amneal Group Director	Non-Amneal Group Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Conflicts Committee
Emily Peterson Alva
Deb Autor
J. Kevin Buchi							Chair
Jeff George
John Kiely				Chair
Paul Meister						Chair
Ted Nark					Chair
Chintu Patel
Chirag Patel
Gautam Patel
Shlomo Yanai
# of Meetings in 2024				4	6	4	10
*	Mr. Yanai Served on the Conflicts Committee for all of fiscal 2024. During the first quarter of 2025, Mr. Yanai moved from the Conflicts Committee to the Audit Committee, with Mr. Meister joining the Conflicts Committee.

Audit Committee

The principal duties and responsibilities of our Audit Committee are to assist the Board in its oversight of:

•	the quality and integrity of the Company’s financial statements;
•	the Company’s compliance with legal and regulatory requirements;
•	the implementation of the Company’s enterprise risk management program and policies with respect to risk assessment and risk management, including cyber risks and information security;
•	the independent auditor’s qualifications, performance and independence; and
•	the performance of the Company’s internal audit function.

The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties. Each director who serves on the Audit Committee is independent under the Nasdaq rules and as that term is used in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has determined that each member of the Audit Committee meets the financial sophistication requirements of Nasdaq. Further, the Board of Directors has determined that John Kiely qualifies as an Audit Committee financial expert as that term is defined by applicable SEC regulations and has designated Mr. Kiely as the Audit Committee’s financial expert.

The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is available at the investor relations section of our website at https://investors. amneal.com/corporate-governance/policies. The report of the Audit Committee begins on page 65 of this proxy statement.

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Compensation Committee

The principal duties and responsibilities of the Compensation Committee are as follows:

•	review and oversee the Company’s overall compensation philosophy and oversee the development and implementation of compensation programs aligned with the Company’s business strategy;
•	review and make recommendations to the Board in overseeing the compensation of the Company’s directors and Co-Chief Executive Officers and review and approve the compensation of the Company’s other executive officers;
•	review and approve or make recommendations to the Board regarding the Company’s annual cash incentive program and equity-based plan and arrangements;
•	review and discuss with management the Company’s “Compensation Discussion and Analysis” (“CD&A”) and recommend whether such analysis should be included in the Proxy Statement filed with the SEC;
•	produce an annual report on executive compensation for inclusion in the Company’s Proxy Statement;
•	review and discuss the results of the stockholder advisory vote on “say-on-pay”, if any, and general market reactions to executive compensation regard to the Company’s named executive officers;
•	review and approve any stock ownership guidelines for directors and executive officers of the Company and monitor compliance therewith;
•	review and approve any “clawback” policy to be adopted by the Company to recoup compensation paid to employees, if and as the committee determines to be necessary or appropriate, or as required by applicable law or Nasdaq requirements, and monitor compliance therewith;
•	oversee the Company’s policies and practices with respect to managing compensation-related risks;
•	oversee and approve the management continuity process; and otherwise comply with the committee’s responsibilities and duties as set forth in its charter.

Each director who serves on the Compensation Committee is independent under the Nasdaq rules and applicable SEC regulations with respect to Compensation Committees. In addition to satisfying all other applicable independence requirements, all members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. The Compensation Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the investor relations section of our website at https://investors. amneal.com/corporate-governance/ policies. The report of the Compensation Committee is on page 40 of this proxy statement.

Pursuant to the Stockholders Agreement, the Amneal Group has the right to nominate two of the four directors serving on the Compensation Committee for so long as the Amneal Group beneficially owns more than 50% of the outstanding shares of the Company. The remaining directors are designated by a majority of the Company Independent Directors of the Company’s Board.

Nominating and Corporate Governance Committee

The principal duties and responsibilities of the Nominating and Corporate Governance Committee are as follows:

•	identify individuals qualified to become Board members consistent with the criteria approved by the Board;
•	recommend to the Board director nominees for election by stockholders;
•	take leadership role in overseeing management’s handling of ESG matters of importance to the Company, which includes human capital management and health and safety;
•	develop and recommend to the Board a set of Corporate Governance Guidelines; and
•	oversee the required annual evaluation of the Board and management.

Each director who serves on the Nominating and Corporate Governance Committee is independent under the Nasdaq rules. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the investor relations section of our website at https://investors.amneal.com/corporate-governance/policies.

Pursuant to the Stockholders Agreement, the Amneal Group has the right to nominate two of the four directors serving on the Nominating and Corporate Governance Committee for so long as the Amneal Group beneficially owns more than 50% of the outstanding shares of the Company. The remaining directors are designated by a majority of the Company Independent Directors of the Company’s Board.

Conflicts Committee

The principal duties and responsibilities of the Conflicts Committee are to provide leadership and guidance to the Board and the Company regarding transactions or situations involving potential conflicts of interest between the Company and its related parties. The responsibilities of the Conflicts Committee include approval of certain transfers of shares of the Company by an Amneal Group member to third parties, approval of qualifying related party transactions, and approval of any material amendment to the Stockholders Agreement, as set forth in the Conflicts Committee Charter.

The Conflicts Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the investor relations section of our website https://investors.amneal.com/corporate-governance/policies.

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Pursuant to the Stockholders Agreement, until the Trigger Date, the Board will have a Conflicts Committee comprised solely of Company Independent Directors. Any amendments to the Conflicts Committee Charter will be approved by (i) 75% of the directors of the Company’s Board, (ii) a majority of the Company Independent Directors, and (iii) a majority of the Conflicts Committee.

Board Self-Evaluation

The Nominating and Corporate Governance Committee’s charter provides that the committee will oversee the required annual evaluation of the Board and management. In 2024, the Nominating and Corporate Governance Committee worked with an international law firm to anonymously solicit feedback from each of our directors across a variety of dimensions, including board composition, board responsibilities, board committees and board meetings, and directors were provided the opportunity to offer open-ended written feedback on any topic that would help improve the effectiveness and efficiency of the operation of the Board. The law firm distilled the results, and the Chairman led a Board discussion regarding the findings. The Company intends to utilize an international law firm for this purpose every other year. In the alternating year, including in 2025, the Company expects that the Nominating and Corporate Governance Committee will run the Board’s annual evaluation process, which includes formal conversations with each director and a distillation of the findings to the full Board.

The Board’s Role in Risk Oversight

Management is responsible for managing the day-to-day risks our Company faces. Our Board is responsible for:

•	confirming that management has implemented an appropriate system to manage these risks, i.e., to identify, assess, mitigate, monitor and communicate about these risks; and
•	providing effective risk oversight through the Board’s committee structure and oversight processes.

Beyond these fundamental responsibilities for risk oversight, our Board concentrates on the broader implications of our strategic plans and allows the committees to focus on specific areas of risk. Our directors, through their risk oversight role, are responsible for confirming that the risk management processes designed and implemented by the Company’s executive officers and other senior managers are consistent with the Company’s corporate strategy and are functioning as intended.

The Board believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight. In addition to making quarterly presentations at our quarterly Board meetings, our executive officers are available to discuss any questions or concerns raised by the Board relating to risk management and any other matters. In addition, information technology leadership typically reports on cybersecurity matters to our Audit Committee at least twice a year.

Audit Committee

In accordance with its charter, the Audit Committee is required to, among other things, focus on the reasonableness of control processes for identifying and managing key business, financial and regulatory reporting risks. The Audit Committee is also mandated by its charter to discuss with management our Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. The Audit Committee monitors our Company’s credit risk, liquidity risk, regulatory risk, operational risk and enterprise risk through regular reviews with management, external auditors and our Company’s internal audit function. The Audit Committee reviews and discusses with management the implementation, execution and performance of the Company’s enterprise risk management program and the strategies, processes and controls pertaining to the management of the company’s information technology operations, including cyber risks and information security.

Compensation Committee

The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the evaluation and management of risks arising from our compensation policies and programs. The Compensation Committee has reviewed our incentive compensation programs, discussed the concept of risk as it relates to our compensation program, considered various mitigating factors and reviewed these items with its independent consultant, Meridian Compensation Partners, LLC (“Meridian”).

In addition, our Compensation Committee asked Meridian to conduct an independent risk assessment of our executive compensation program. Based on these reviews and discussions, the Compensation Committee does not believe our compensation program creates risks that are reasonably likely to have a material adverse effect on our business.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with corporate governance, including Board structure, size, membership and succession

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planning for our directors, as well as ESG matters of importance to the Company. The Committee also assists in carrying out the Company’s commitment to ESG principles and diverse representation on its Board.

Conflicts Committee

The Conflicts Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of the risks associated with the conflicts of interest that may arise from certain related party transactions.

Cybersecurity

While the Board is ultimately responsible for risk oversight, committees of the Board assist in fulfilling the oversight responsibilities of the Board in certain areas of risk. Our Audit Committee is responsible for overseeing risks from cybersecurity threats and receives cybersecurity updates from Information Technology (“IT”) leadership at least twice a year. When meeting with the Audit Committee, the IT leadership team highlights significant accomplishments and issues related to our IT infrastructure, including cybersecurity incidents, risks, industry trends, notable incidents facing other companies, incident preparedness and other developments. The Audit Committee also receives updates regarding progress on initiatives to further align with the five pillars of the NIST CSF. These briefings are designed to provide visibility to the Audit Committee about the identification, assessment, and management of critical risks, audit findings, and management’s risk mitigation strategies. Our Senior Director of Global Information Security, Compliance and Privacy, who reports to our Chief Information Officer, who, in turn, reports to our Chief Financial Officer, participates in H-ISAC (Health Information Sharing and Analysis Center), a global community and member forum for coordinating, collaborating and sharing vital Physical and Cyber Threat Intelligence and best practices with each other. Our Board also receives regular quarterly updates from our Vice President of Corporate Compliance who reports to our Chief Legal Officer.

We administer multiple, robust cybersecurity and information security related training and awareness events at least annually. Our user awareness training program includes baseline cybersecurity training for all new employees and an annual mandatory interactive cybersecurity training for all employees and contingent workers, as well as multiple cybersecurity topic awareness broadcast emails and targeted training to specific user groups. Other training is targeted based on attacker focus and known threat actor tactics, techniques and procedures; as such our accounts payable department and service desk are subjected to simulated phishing and impersonation attacks to gauge their detection and response, and to remediate any identified gaps. We employ third party service providers to conduct periodic penetration testing to scan different parts of our IT environment to identify potential vulnerabilities to improve our security posture. Critical or high vulnerabilities are prioritized for swift remediation. Our cybersecurity program participates in Ernst & Young external audits as part of our Sarbanes-Oxley compliance effort. In addition, we engage in federal Cybersecurity Maturity Model Certification, which may fit the subjective definition of “top information security standards.” We retain cyber insurance coverage, currently holding our policy with Beazley. For further information related to our cybersecurity risk management process and identified cybersecurity risks, please refer to Part I, Item 1C of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Director Nominations

The Nominating and Corporate Governance Committee considers recommendations for directorships submitted by our stockholders on a substantially similar basis as it considers other nominees. Stockholders who wish the Nominating and Corporate Governance Committee to consider their recommendations for nominees for the position of director should submit their recommendations, in accordance with the procedures (including the information requirements) set forth in our Bylaws, in writing to: Corporate Secretary, Amneal Pharmaceuticals, Inc., 400 Crossing Boulevard, Bridgewater, NJ 08807. For the Nominating and Corporate Governance Committee to have adequate time to consider such candidate, the stockholder’s notice should be received at the address above within the time period set forth in our Bylaws (see “Director Nominations and Other Proposals to Be Presented at Our 2026 Annual Meeting” below).

In its assessment of each potential candidate, the Nominating and Corporate Governance Committee reviews the nominee’s personal and professional integrity, ethics and values and ability to make mature business decisions. The Nominating and Corporate Governance Committee may also consider the following criteria, as well as any other factor the committee deems relevant:

•	the candidate’s experience in corporate management, such as serving as an officer of a publicly held company;
•	the candidate’s experience as a board member of a publicly held company;
•	the candidate’s professional and academic experience relevant to our industry;
•	the strength of the candidate’s leadership skills;
•	the candidate’s experience in finance and accounting and executive compensation practices;
•	diversity of viewpoints, background, experience and other demographics; and
•	whether the candidate has the time required for the preparation, participation and attendance at board and committee meetings.

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Nominees may also be recommended by directors, members of management, or, in some cases, by a third-party firm. In identifying and considering candidates for nomination to the Board, the Nominating and Corporate Governance Committee may consider, in addition to the requirements described above and set out in its charter, quality of experience, our needs and the range of knowledge, experience and diversity represented on the Board. Each director candidate is evaluated by the Nominating and Corporate Governance Committee based on the same criteria and in the same manner, regardless of whether the candidate was recommended by a stockholder or by others.

The Board of Directors does not have a formal policy on Board diversity as it relates to the selection of nominees for the Board. That said, the Board believes that diversity and a variety of experiences and viewpoints should be represented on the Board. In selecting a director nominee, the Nominating and Corporate Governance Committee focuses on skills, viewpoints, expertise or background that would complement the existing Board. The Nominating and Corporate Governance Committee regularly assesses the composition of the Board and seeks to identify candidates representing diverse experience at policy-making levels in business, management, marketing, finance, human resources, communications and other areas that are relevant to our activities. The Nominating and Corporate Governance Committee assesses its effectiveness in this regard when evaluating the composition of the Board.

In the case of a recommendation submitted by a stockholder, after full consideration, the stockholder proponent will be notified of the decision of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee conducts the appropriate and necessary inquiries with respect to the backgrounds and qualifications of all director nominees. Diversity is essential to Amneal’s success. It starts at the top, with six out of ten of our executives identifying as diverse by race, ethnicity, or gender as of December 31, 2024, and permeates through the organization of Amneal employees. In 2024, women represented 21% of our global workforce of Amneal employees. In the United States, they represented 40% of our workforce and held 34% of leadership roles at the level of Director and above for Amneal employees. Approximately 74% of our U.S. workforce of Amneal employees identified as diverse by race or ethnicity. The Nominating and Corporate Governance Committee also reviews the independence of each candidate and other qualifications of all director candidates, as well as considers questions of possible conflicts of interest between director nominees and our Company. After the Nominating and Corporate Governance Committee has completed its review of a nominee’s qualifications and conducted the appropriate inquiries, the Nominating and Corporate Governance Committee makes a determination whether to recommend the nominee for approval by the Board of Directors. If the Nominating and Corporate Governance Committee decides to recommend the director nominee for nomination by the Board of Directors and such recommendation is accepted by the Board, the form of our proxy solicitation will include the name of the director nominee.

Board and Organizational Diversity

The Company also places a high priority on creating a Board that reflects expanded experiences and perspectives, in support of our broader commitment to supporting a respectful workplace for all employees. Of our 11 Board members, ten have disclosed their gender and demographic backgrounds, which consists of eight male and two female Board members, with three Board members who identify as Asian, seven who identify as white and one who identifies as LGBTQ+.

Director Compensation

Each of our non-employee directors receives an annual fee payable in cash. In addition, so that our non-employee directors have an ownership interest aligned with our stockholders, each non-employee director also receives an annual grant of restricted stock units. Board members also receive an initial equity grant when they join the Board. Members of our Board committees receive an additional annual fee for each committee on which they serve. In addition to the annual grant of restricted stock units that all non-employee directors are eligible to receive, our Chairman receives an additional annual award of restricted stock units with a grant date fair value of $100,000 in connection with his increased duties. From time to time, the Compensation Committee reviews the compensation of our non-employee directors with our independent compensation consultant and makes recommendations to the Board with respect to any changes; our non-employee director compensation program was last reviewed in May 2024. In connection with this review, and as recommended by the independent compensation consultant based on market practices, no changes were made to the non-employee director compensation program during 2024 other than the return to using the closing stock price on the date of grant for restricted stock units awarded to our non-employee directors in 2024 instead of using the 2022 12-month average stock price for settling the grant price for the 2023 equity awards.

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Our director compensation program is summarized in the table below.

Annual Cash Retainer	$75,000
Annual Equity Grant
Restricted stock units (target value)	$250,000/$350,000 for Chairman
Vesting Schedule	1 year cliff vesting
Additional Cash Fees for Committee Service
Audit Committee (Chair/Member)	$25,000/$15,000
Compensation Committee (Chair/Member)	$20,000/$10,000
Nominating and Corporate Governance Committee (Chair/Member)	$15,000/$7,500
Conflicts Committee (Chair/Member)	$25,000/$15,000

In addition to the annual retainers described above, for each duly convened meeting of a committee that a member of such committee attends in excess of six duly convened meetings per calendar year, such member shall be entitled to receive an additional Per Meeting Stipend equal to 1/6th of such member’s annual cash stipend for service on that committee.

During fiscal 2024, our non-employee directors received the following compensation:

Name	Fees Earned or Paid in Cash	Stock Awards(10)	Total
Emily Peterson Alva(1)	$86,909	$250,002	$336,911
Deborah Autor(2)	$115,000	$250,002	$365,002
J. Kevin Buchi(3)	$139,167	$250,002	$389,169
Jeff George(4)	$125,000	$250,002	$375,002
John Kiely(5)	$130,000	$250,002	$380,002
Paul Meister(6)	$100,000	$350,002	$450,002
Ted Nark(7)	$102,500	$250,002	$352,502
Gautam Patel(8)	$75,000	$250,002	$325,002
Shlomo Yanai(9)	$110,000	$250,002	$360,002
(1)	As of December 31, 2024, Ms. Alva had 40,258 RSUs outstanding and 53,021 options outstanding.
(2)	As of December 31, 2024, Ms. Autor had 40,258 RSUs outstanding.
(3)	As of December 31, 2024, Mr. Buchi had 40,258 RSUs outstanding and 81,397 options outstanding.
(4)	As of December 31, 2024, Mr. George had 40,258 RSUs outstanding and 28,506 options outstanding.
(5)	As of December 31, 2024, Mr. Kiely had 40,258 RSUs outstanding.
(6)	As of December 31, 2024, Mr. Meister had 56,361 RSUs outstanding and 115,156 options outstanding.
(7)	As of December 31, 2024, Mr. Nark had 40,258 RSUs outstanding and 53,021 options outstanding.
(8)	As of December 31, 2024, Mr. Patel had 40,258 RSUs outstanding and 53,021 options outstanding.
(9)	As of December 31, 2024, Mr. Yanai had 40,258 RSUs outstanding and 28,506 options outstanding.
(10)	The dollar amounts represent the value of RSUs granted in 2024 based on the closing market price on Nasdaq of our common stock on the grant date.

Employee directors do not receive any separate compensation for their Board activities. Prior to their appointment in August 2019 as Co-Chief Executive Officers, Chintu Patel and Chirag Patel received compensation for their service as non-employee directors in accordance with the program described above. Following these appointments, they no longer receive compensation for service as directors. See “Compensation Discussion and Analysis” beginning on page 31 for information about their compensation as Co-Chief Executive Officers.

Director Stock Ownership Guidelines

In order to further align the interests of our non-employee directors with the interests of our stockholders, we require our non-employee directors to own our stock as set forth below.

Position	Minimum Ownership Guideline
Non-employee directors	3x annual cash retainer

We adopted our stock ownership guidelines in May 2018, as amended in April 2022, and we expect our non-employee directors to be able to achieve the required ownership thresholds by five years from the date of adoption of the guidelines.

Newly elected directors will have five years from the date of their appointment or election. For the purpose of determining stock ownership levels, we include shares owned directly or by immediate family members residing in the same household (or through trusts for their benefit), underlying restricted stock and restricted stock units (whether or not vested) but exclude shares underlying unexercised option awards and unearned performance awards. All of our non-employee directors have achieved the minimum ownership thresholds or are working towards compliance within five years from the date or their appointment or election.

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Proposal 1 Election of Directors

Introduction

Our Company’s Bylaws provide for the annual election of directors. Upon the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated for election each of our current directors.

At the annual meeting, the 11 nominees for director are to be elected to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Each of the nominees has consented to serve as a director if elected. If any of the nominees shall become unable or unwilling to stand for election as a director (an event not now anticipated by the Board), proxies will be voted for such substitute as designated by the Board, or, alternatively, the Board may reduce the number of directors on the Board, subject to the provisions of the Stockholders Agreement.

Director Nominees

For each of the 11 director nominees standing for election, the following sets forth certain biographical information, including a description of their business experience during at least the past five years and the specific experience, qualifications, attributes or skills that qualify them to serve as directors of the Company and/or members of the Board committees on which they serve. All eleven nominees were previously elected by stockholders at the 2024 annual meeting.

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PAUL MEISTER Age 72 Chairman	CHINTU PATEL Age 53 Co-Chief Executive Officer

Paul Meister is a partner in Novalis LifeSciences, a life science-focused venture firm, and is also co-founder and Chief Executive Officer of Liberty Lane Partners, LLC, a private investment company with investment holdings in healthcare, technology and distribution-related industries. From 2014 to 2018, he was President of MacAndrews & Forbes Incorporated, a private company that owns or controls a diverse set of businesses. During 2018, he also served, on an interim basis, as Executive Vice Chairman of Revlon, Inc. a leading beauty products company. He served as Chairman and Chief Executive Officer of inVentiv Health (now Syneos Health), a leading provider of commercial, consulting and clinical research services to the pharmaceutical and biotech industries, from 2010 to 2014. He was Chairman of Thermo Fisher Scientific, Inc., a scientific instruments equipment and supplies company, from November 2006 to April 2007. He was previously an Executive Officer of Fisher Scientific International, Inc., a predecessor of Thermo Fisher Scientific from 1991 to 2006. Mr. Meister has a bachelor’s degree from the University of Michigan and a master’s of business administration degree from Northwestern University. Mr. Meister’s extensive public company experience, as both an executive and a board member, provides the Board with significant expertise in management, strategy, finance and capital markets, operations and mergers and acquisitions. Other Public Company Directorships include Aptiv PLC (since 2019); Oaktree Acquisition Corp. I (2019 – 2021), Oaktree Acquisition Corp. II (2020 – 2022), Quanterix Corporation (since 2013), and Scientific Games Corporation (2012 – 2020).

Skills and Qualifications:

•  CEO, General Management, Commercial

•  Corporate Development, Business Development, M&A

•  R&D, Scientific

•  Investment, Venture Capital

•  International

Chintu Patel has served as Co-Chief Executive Officer and a director of the Company since August 2019. Mr. Patel served as a Co-Chairman of the Board from May 2018 to August 2019, and previously served as Co-Chairman and Co-Chief Executive Officer of Amneal from 2002 until the Combination. With his brother, Chirag Patel, Mr. Patel also co-founded and invested in several independent biopharmaceutical companies including Asana Biosciences, Kashiv BioSciences and Prolong Pharmaceuticals, each of which specializes in innovative science and drug delivery technologies and Mr. Patel serves on the board of each of these companies. Before founding Amneal, Mr. Patel was a pharmacist and senior-level manager with Eckerd Pharmacy from 1994 to 2002, where he won numerous awards. Mr. Patel has been a featured speaker at the Hauppauge Industrial Association in New York and serves on the boards of the Long Island Association and Long Island University, and is a recipient of the 2011 Ernst & Young National Entrepreneur of the Year Life Sciences Award®. Mr. Patel and his wife, Falguni Patel, run the Irada International Foundation, which focuses on health, education, and community outreach projects in India and the United States. Mr. Patel holds a bachelor’s degree in Pharmacy from Rutgers College of Pharmacy and also holds an honorary doctorate degree from Long Island University.

Skills and Qualifications:

•  CEO, General Management, Commercial

•  Manufacturing

•  R&D, Scientific

•  Regulatory

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CHIRAG PATEL Age 58 Co-Chief Executive Officer and President	EMILY PETERSON ALVA Age 50

Chirag Patel has served as Co-Chief Executive Officer, President and a director of the Company since August 2019. Mr. Patel served as a Co-Chairman of the Board from May 2018 to August 2019, and previously was Co-Founder of Amneal and served as Co-Chairman and Co-Chief Executive Officer of Amneal from 2005 to October 2017. With his brother, Chintu Patel, Mr. Patel has also invested in several independent biopharmaceutical companies including Asana Biosciences, Kashiv Biosciences and Prolong Pharmaceuticals, each of which specializes in innovative science and drug delivery technologies and Mr. Patel serves on the board of each of these companies. Earlier in his career, Mr. Patel co-founded technology companies NextGen Technologies and Veriprise Wireless. Mr. Patel also serves as a Managing Trustee for the Liberty Science Center of New Jersey, and a Trustee for the Foundation for Morristown Medical Center. He is also a recipient of the 2011 Ernst & Young National Entrepreneur of the Year Life Sciences Award®. Mr. Patel supports various philanthropic causes and, together with his wife, Priti Patel, established the Niswarth International Foundation in 2013. The Foundation aims to bring fresh water, sanitation, nutrition and education to underprivileged children. Mr. Patel received his bachelor’s degrees in Commerce from H.A. College of Commerce, India, and in Business Administration from New Jersey City University. He also holds an honorary Doctorate of Humane Letters from New Jersey City University in recognition of his efforts to serve others.

Skills and Qualifications:

•  CEO, General Management, Commercial

•  Corporate Development, Business Development, M&A

•  Investment, Venture Capital

•  International

•  Regulatory

Emily Peterson Alva is an experienced corporate board member and an accomplished finance and strategy executive. Ms. Alva has distinguished herself as a financial, strategic, and business advisor to boards and leadership teams across industries. Over more than twenty-five years, Ms. Alva has advised some of the world’s largest public and private companies facing complex strategic decisions and led the resulting wide range of complex M&A and financing transactions that followed. Ms. Alva served as an investment banker at Lazard, a global leader in financial advisory and Mergers & Acquisitions, where she worked from 1997 to 2013, most recently as a Partner. Most recently, Ms. Alva was a strategic advisor to the CEO and the Board of Constellis, a global defense contractor, a role she held from 2021 to 2024. Ms. Alva is also currently on the boards of Alkermes plc, a public pharmaceutical company, and was previously on the private company boards of Robotic Research (now Forterra), a private autonomous mobility company serving defense and commercial markets, and Atlanta Life Insurance Company while preparing the company for a strategic sale. Ms. Alva is also on the nonprofit board of the Mission Society of New York City, a foundational charity in New York history. Ms. Alva received a B.A. in Economics from Barnard College, Columbia University.

Skills and Qualifications:

•  M&A, Complex Transactions and Corporate Development

•  Capital Structure, Corporate Finance and Capital Allocation

•  Strategy and Corporate Governance

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DEB AUTOR Age 58	J. KEVIN BUCHI Age 69

Deb Autor is CEO of Healthcare Innovation Catalysts, a provider of regulatory affairs, clinical advisory, quality, compliance, federal partnership, and strategic advisory services to global life sciences organizations; and Chair of the Board of the FDA Alumni Association. Ms. Autor has also served as a Scientific Advisory Council Member of the Centre for Innovation in Regulatory Science and as a Board Member of the Antimicrobial Resistance Industry Alliance, the United States Pharmacopoeia Quality Institute, and the Parenteral Drug Association.

From 2019-2021, Ms. Autor was Global Head of Regulatory Excellence at AstraZeneca, where she led multiple regulatory functions for all AstraZeneca products globally. Before joining AstraZeneca, Ms. Autor served at Mylan N.V. from 2013-2019, where she was Head of Strategic Global Quality and Regulatory Policy and Head of Global Quality.

Ms. Autor was a senior leader at FDA from 2001-2013, most recently as Deputy Commissioner for Global Regulatory Operations and Policy where she oversaw all FDA inspections, criminal investigations and international operations for human and veterinary drugs, biologics, medical devices, tobacco and food. Before that, Ms. Autor served as Director of the Office of Compliance of the Center for Drug Evaluation and Research, leading enforcement and policy making for compliance with all drug requirements, including drug approval; current good manufacturing practices (GMP); human subject protection and bioresearch monitoring (GCP); import and export; and recalls. Before joining FDA, Ms. Autor was a Trial Attorney in the Office of Consumer Litigation of the U.S. Department of Justice, where she litigated civil and criminal cases on behalf of FDA.

Skills and Qualifications:

•  General Management

•  Biosciences, Pharmaceuticals

•  Regulatory

•  Compliance

•  Legal

J. Kevin Buchi has served on our Board of Directors since the Combination. He previously served as the CEO and a member of the board of directors of Biospecifics Technologies Corp., a biopharmaceutical company from October 2019 until April 2020. He previously served as Impax’s Interim President and CEO from December 2016 until March 2017, and as a member of its board of directors from 2016 until completion of the Combination. From August 2013 to December 2016, Mr. Buchi served as President and CEO and a member of the board of directors of TetraLogic Pharmaceuticals Corporation, a biopharmaceutical company, whose assets were subsequently acquired by Medivir AB in December 2016. Prior to TetraLogic Pharmaceuticals, Mr. Buchi served as Corporate Vice President, Global Branded Products of Teva Pharmaceutical Industries Ltd., from October 2011 to May 2012. Prior to Teva, Mr. Buchi served as CEO of Cephalon, Inc., which was subsequently acquired by Teva, from December 2010 to October 2011, and held various positions at Cephalon, including Chief Operating Officer from January 2010 to December 2010 and Chief Financial Officer from 1996 to 2009. Since April 2013, Mr. Buchi has served as a director and member of the remuneration and nominating committee, and audit committee of the board of Benitec Biopharma Ltd., a biotechnology company. From November 2021 until August 2024, he served as a director of Ampio Pharmaceuticals. From August 2018 until December 2021, Mr. Buchi served as a director and chairman of the board of Dicerna Pharmaceuticals. Mr. Buchi previously served as a director of Ziopharm Oncology from September 2020 until March 2021. Mr. Buchi received his BA degree from Cornell University and a Masters of Management degree from the J.L. Kellogg Graduate School of Management at Northwestern University. Mr. Buchi’s extensive experience as a senior executive and board member in the pharmaceutical industry provides the Board with unique insights into our business.

Skills and Qualifications:

•  CEO, General Management, Commercial

•  Corporate Development, Business Development, M&A

•  Finance and Accounting

•  International

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JEFF GEORGE Age 51	JOHN KIELY Age 66

Jeff George has over 25 years of global healthcare and corporate leadership experience across North America, Europe, and emerging markets. He is currently the Managing Partner of Maytal Capital, a healthcare-focused private equity investment and advisory firm he founded in 2017. Between 2008 and 2016, he served on the Executive Committee of Novartis Group AG, one of the largest global pharmaceutical companies, first as Division Head and CEO of Sandoz, Novartis’ $10 billion generic pharmaceuticals and biosimilars subsidiary, which is now publicly listed, and then as Division Head and CEO of Alcon, Novartis’ then $10 billion branded eye care subsidiary, which was spun out of Novartis in 2019 as an independent company. In both roles, he was responsible for leading over 25,000 associates globally across more than 160 countries.

Mr. George previously headed Emerging Markets for the Middle East, Africa, Southeast Asia and CIS at Novartis Pharmaceuticals and served as Vice President and Head of Western and Eastern Europe for Novartis Vaccines. Prior to this, he held leadership roles at Gap Inc. and McKinsey & Co. Mr. George currently serves as Chairman of the Board of Directors at LENZ Therapeutics, an ophthalmic biotech company. He also serves on the Board of Directors of 908 Devices, a pioneer in life science diagnostics, and Dorian Therapeutics, a Silicon Valley-based cellular senescence biotech spun out of Stanford University, as well as on several non-profit boards. He previously served as Chairman of the board of Lykos Therapeutics, a late clinical stage focused CNS biopharma company, from 2022 to 2025. He holds an MBA from Harvard Business School, an M.A. from Johns Hopkins University’s School of Advanced International Studies (SAIS), and a B.A. from Carleton College.

Skills and Qualifications:

•  CEO, General Management, Commercial

•  Corporate Development, Business Development, M&A

•  Investment, Private Equity

•  International

John Kiely has served on our Board of Directors since December 2019. Mr. Kiely has more than 35 years of financial leadership and advisory experience serving public companies, including multinational corporations. From July 1991 until July 2019, when he retired, he served as a Senior Assurance Partner at PricewaterhouseCoopers, a multinational professional services firm, where he focused on the pharmaceutical, manufacturing, chemical, medical device and private equity sectors. He held various roles of increasing responsibility at PricewaterhouseCoopers, including as Private Equity Assurance Leader, U.S. Pharmaceutical Leader and Global Pharmaceutical Assurance Leader. Mr. Kiely served on the board of directors of Zovio, Inc., an education technology services company from July 2019 until its dissolution in September 2022. In addition, Mr. Kiely has served on the board of directors of Covis Pharmaceutical, Inc. since April 2020 and Structure Tone Building Group, a private company general contractor, since 2024. Mr. Kiely holds a B.S. degree from Saint Francis University.

Skills and Qualifications:

•  General Management, Commercial

•  Finance and Accounting

•  M&A

•  International

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TED NARK Age 66	GAUTAM PATEL Age 52

Ted Nark has served on our Board of Directors since the Combination. Mr. Nark serves as Chairman of West Edge Partners, a lower middle market private equity firm based out of Los Angeles. Mr. Nark has served as a Managing Director of KRG Capital Partners, a Denver-based $2 billion private equity fund, since 2007. In that role, he has led the identification, negotiation and due diligence of new acquisitions and has worked with portfolio companies and maintained relationships with limited partners. While at KRG, Mr. Nark has led the acquisition and successful monetization of companies, including Convergint Technologies, Diversified Food Services and Petrochoice. From 2006 to 2007, Mr. Nark was Partner at Leonard Green & Partners and, from 2002 to 2006, served as CEO and Chairman of the Board of White Cap Construction Supply, a Leonard Green-owned distributor of construction hardware, tools and materials to professional contractors in the United States. Previously, Mr. Nark served as CEO of Corporate Express Australia and Group President at Corporate Express, Inc. Mr. Nark is currently a board member of several private companies such as Convergint Technologies, Resource Label Group, and Coastal Farm and Ranch Supply. Mr. Nark has previously served on the boards of Corporate Express Australia, Fort Dearborn, White Cap Construction Supply, FTD, Leslies Pools, Gaiam, Real Goods Solar, Western Windows, SavAtree, Trafficware, the Maroon Group, and Claim Jumper. Mr. Nark received a B.S. degree from Washington State University. Mr. Nark’s strong background in finance and corporate development combined with his service in executive leadership roles within complex corporate organizations contribute strategic and management insight to our Board.

Skills and Qualifications:

•  CEO, General Management, Commercial

•  Corporate Development, Business Development, M&A

•  Investment, Venture Capital

•  International

Gautam Patel has served on our Board of Directors since the Combination. Mr. Patel has been a Managing Director of Tarsadia Investments, a private investment firm based in Newport Beach, California, since 2012. In that role, he has led a team of investment professionals to identify, evaluate and execute principal control over equity investments across sectors including life sciences, financial services and technology. Prior to joining Tarsadia, Mr. Patel served as a Managing Director at Lazard from 2008 to 2012, where he led financial and strategic advisory efforts in sectors including transportation and logistics, private equity, and healthcare. Prior to that, Mr. Patel served in a variety of advisory roles at Lazard from 1999 to 2008, including multiple restructuring, bankruptcy and corporate reorganization assignments in 2001 and 2008. From 1994 to 1997, Mr. Patel was an Analyst at Donaldson, Lufkin & Jenrette, where he worked on M&A as well as high-yield and equity financings. Mr. Patel is currently a Board Member of Spectrum Brands and several private companies such as Kashiv Biosciences, Asana Biosciences and Prolong Pharmaceuticals. Mr. Patel also serves on the board of Casita Maria Center for Arts & Education, a New York-based non-profit organization that aims to empower children through arts-based education. Mr. Patel received a Bachelor of Arts degree from Claremont McKenna College, a Bachelor of Science degree from Harvey Mudd College, an MSc from the London School of Economics and an M.B.A. from the University of Chicago. Mr. Patel brings an extensive knowledge of the Company’s business and operations combined with deep experience in finance, corporate development and healthcare investing to the Board.

Skills and Qualifications:

•  Corporate Development, Business Development, M&A

•  Finance and Accounting

•  Investment, Venture Capital

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SHLOMO YANAI Age 72

Shlomo Yanai has served on our Board of Directors since December 2019. Mr. Yanai has more than 17 years of corporate leadership experience, primarily in the pharmaceutical industry. Mr. Yanai served as President and Chief Executive Officer at Teva Pharmaceutical Industries Ltd. from 2007 to 2012. Prior to that, Mr. Yanai was the CEO of Adama Industries from 2002 to 2006. Mr. Yanai currently serves as the Chairman of the Board of Lumenis Ltd., a Board member at Philip Morris, and a senior advisor to Moelis & Company. Mr. Yanai previously served as Vice Chairman of the Rothschild Caesarea Foundation, Chairman of the Board of Cambrex Corporation and director of Protalix Biotherapeutics, PDL BioPharma Inc., Perrigo Company, Sagent Pharmaceuticals, Elisra, Bank Leumi Lelsreal, and I.T.L. Optronics Ltd. and a Board member of W. R. Grace from 2018-2021. Mr. Yanai also held various leadership positions in the Israel Defense Forces. Mr. Yanai is a graduate of Harvard Business School’s AMP program. He holds a Master of Public Administration degree from George Washington University and a B.A. degree from Tel Aviv University and is also a graduate of the U.S. National Defense University – War College.

Skills and Qualifications:

•  CEO, General Management, Commercial

•  Investment, Venture Capital

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Required Vote

Our Bylaws provide for a majority vote standard in uncontested elections of directors. Therefore, to be elected at our 2025 annual meeting, which is an uncontested election, each nominee for director must receive the affirmative vote of the majority of the votes cast with respect to such nominee by the holders of the shares of common stock voting in person, by remote communication or by proxy at the annual meeting. A majority of the votes cast means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” that nominee.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH OF THE BOARD OF DIRECTORS’ NOMINEES SET FORTH IN PROPOSAL NO. 1.

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Our Management

Executive Officers and Directors

Our executive officers and directors, their positions and their ages as of March 14, 2025, are as set forth in the table below. Each of our directors holds office until the next annual meeting of our stockholders or until his or her successor has been elected and qualified. Our executive officers serve at the discretion of the Board of Directors.

Name	Age	Position
Chintu Patel	53	Co-Chief Executive Officer, Director
Chirag Patel	58	Co-Chief Executive Officer and President, Director
Andrew Boyer	59	Executive Vice President, Chief Commercial Officer-Generics
Anastasios Konidaris	58	Executive Vice President, Chief Financial Officer
Jason B. Daly	51	Executive Vice President, Chief Legal Officer and Corporate Secretary
Nikita Shah	47	Executive Vice President, Chief Human Resources Officer
Paul Meister	72	Chairman of the Board of Directors
Emily Peterson Alva	50	Director
Deb Autor	58	Director
J. Kevin Buchi	69	Director
Jeff George	51	Director
John Kiely	66	Director
Ted Nark	66	Director
Gautam Patel	52	Director
Shlomo Yanai	72	Director

For a description of the business experience of the above individuals who are director nominees standing for election, see “Proposal No. 1-Election of Directors.”

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ANDREW BOYER Executive Vice President, Chief Commercial Officer-Generics	ANASTASIOS KONIDARIS Executive Vice President, Chief Financial Officer
Andrew Boyer has served as our Executive Vice President, Chief Commercial Officer – Generics since August 2020. Prior to that, he served as our Senior Vice President, Commercial Operations since the Combination and, from February 2018 to the completion of the Combination, as Executive Vice President, Commercial Operations of Amneal. Prior to joining Amneal, Mr. Boyer served as President & CEO of North America Generics, Teva Pharmaceutical Industries Ltd., a multinational pharmaceuticals company, from August 2016 to February 2018. Before that, Mr. Boyer was Senior Vice President of Sales and Marketing for the U.S. Generics Division at Allergan, a global pharmaceutical company, from September 2006 to August 2016. Mr. Boyer joined Allergan (then known as Watson Pharmaceuticals) in 1998 as Associate Director of Marketing in Generics. Before joining Allergan, Mr. Boyer served as National Accounts Manager for Lederle/American Cyanamid as well as Marketing Manager for Barr Laboratories. Mr. Boyer received his degree in Business Administration and Management from State University of New York at Albany.	Anastasios Konidaris has served as our Executive Vice President and Chief Financial Officer since August 2020. Prior to that, he was Senior Vice President and Chief Financial Officer since March, 2020. Mr. Konidaris previously served as Executive Vice President and Chief Financial Officer of Alcresta Pharmaceuticals, a specialty pharmaceutical company, since March 2016. Prior to joining Alcresta, Mr. Konidaris served as Senior Vice President and Chief Financial Officer of Ikaria, a biotherapeutics company, from October 2011 to May 2015. From 2007 to May 2011, Mr. Konidaris served as Senior Vice President and Chief Financial Officer at Dun & Bradstreet Corporation, a leading commercial information services company, where he also served as Principal Accounting Officer and led the Global Finance Operations from 2005 to 2007. Earlier in his career, Mr. Konidaris held senior financial and operational positions of increasing responsibility at Schering-Plough, Pharmacia, Rhone-Poulenc Rorer, Novartis, and Bristol-Myers Squibb. Since 2015, Mr. Konidaris has served as a director and chairman of the audit committee of Zep, Inc. He previously served as chairman of Kadmon Holdings, director of Pernix Therapeutics and Delcath Systems. Mr. Konidaris received an MBA from Drexel University and a B.S. from Gwynedd Mercy College.

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JASON B. DALY Executive Vice President, Chief Legal Officer and Corporate Secretary	NIKITA SHAH Executive Vice President, Chief Human Resources Officer
Jason Daly has served as our Executive Vice President, Chief Legal Officer and Corporate Secretary since March 2025. Prior to that time, Mr. Daly served as our Senior Vice President, Chief Legal Officer and Corporate Secretary since January 2022. Mr. Daly is responsible for leading Amneal’s global legal and corporate compliance strategies with a focus on creating value for Amneal as it pursues its mission of delivering high-quality, affordable medicines to the U.S. and select international markets. He brings substantial experience leading the legal and commercial strategies for global pharmaceutical and medical device companies, including Teva Pharmaceuticals, Inc., where he held various roles, including Senior Vice President, U.S. Market Access and General Counsel – U.S. Generics & North American Commercial. Prior to Teva, Mr. Daly served nearly a decade in various legal and international commercial leadership roles with The Straumann Group, a Swiss medical device company. He has worked in private practice and was a law clerk to the Hon. Mary Lisi in the United States District Court in Rhode Island. Mr. Daly holds degrees from the University of Pennsylvania Law School and the University of Rhode Island, and is licensed to practice law in New Jersey, Massachusetts, and Rhode Island. He also holds professional certificates from The Kellogg School of Management, The Wharton School of Business, and The Boston University School of Management.	Nikita Shah has served as our Executive Vice President, Chief Human Resources Officer since August 2020. Ms. Shah is responsible for overseeing Amneal’s Human Resources, Internal Communications and ESG (Environmental, Social and Governance) functions, and partners with the Co-CEOs to lead the creation and execution of the Company’s long-term Corporate Strategy. Prior to this position, Ms. Shah served as the Company’s Senior Vice President, Chief Human Resources Officer from May 2018 to July 2020 and as Senior Vice President, Human Resources and Corporate Affairs from January 2014 to May 2018. Prior to joining Amneal, Ms. Shah led the internal audit and human resources functions for Warner Chilcott, a global specialty pharmaceutical company. She also supported corporate Mergers & Acquisitions, process improvements and systems efficiencies across the organization. Prior to Warner Chilcott, Ms. Shah held roles of increasing responsibilities at AT&T and Deloitte. Ms. Shah received her Master’s degrees in Accounting and Auditing from Gujarat University, India. She is a certified public accountant.

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Executive Compensation

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis contains statements regarding historical and future Company performance targets or goals. We have disclosed these targets or goals in the limited context of our compensation programs and they should not be understood to be statements of management’s expectations or estimates of results. We specifically caution investors not to apply these statements to other contexts.

Executive Summary

In the paragraphs that follow, we provide an overview and analysis of our compensation programs and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. Following this section, you will find a series of tables containing specific information about the compensation earned or paid in fiscal 2024 to the following executive officers:

2024 NAMED EXECUTIVE OFFICERS

Name	Position
Chirag Patel	Co-Chief Executive Officer and President
Chintu Patel	Co-Chief Executive Officer
Anastasios Konidaris	Executive Vice President and Chief Financial Officer
Andrew Boyer	Executive Vice President, Chief Commercial Officer Generics and Biosimilars
Nikita Shah	Executive Vice President, Chief Human Resources Officer
Jason Daly	Executive Vice President, Chief Legal Officer and Corporate Secretary

Throughout this proxy statement we refer to these individuals as our “named executive officers” or “NEOs.” The discussion below is intended to help you understand the detailed information provided in those tables and put that information into context within our overall compensation program.

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The primary objectives of our executive compensation program are to:

•	attract, motivate and retain executive officers of outstanding ability and potential;
•	reinforce the execution of our business strategy and the achievement of our business objectives; and
•	align the interests of our executive officers with the interests of our stockholders, with the ultimate objective of increasing stockholder value.

The Compensation Committee aims to provide incentives for performance in a given year and over a sustained period by paying reasonable and competitive compensation, and by basing a significant portion of our total compensation package upon achieving that performance (i.e., “pay for performance”).

We also aim for simplicity in our compensation program so that it is easy for our employees and our stockholders to understand its various components and the incentives designed to drive Company performance. The three key components of our executive compensation program are base salary, annual cash performance-based incentive and equity-based long-term incentive awards.

2024 Financial Performance and Operational Execution

We are a global biopharmaceutical company that develops, manufactures, markets, and distributes a diverse portfolio of essential medicines. Our Affordable Medicines segment includes retail generics, injectables, and biosimilars. In our Specialty segment, we offer a portfolio of branded pharmaceuticals focused primarily on central nervous system and endocrine disorders. Through our AvKARE segment, we are a distributor of pharmaceuticals and other products for the U.S. federal government, retail, and institutional markets. We operate principally in the United States (“U.S.”), India, and Ireland. Refer to the section “Segments of the Business” below for an overview of our segments, including the change in name of the Affordable Medicines segment. 2024 was a robust year of growth, outstanding execution, and further diversification of our business as we expanded into new high growth areas. During 2024, we:

•	Launched 22 new Affordable Medicines products as the portfolio continues to shift towards more complex, non-oral solid products;
•	Drove continued commercial uptake of our first three biosimilars, ALYMSYS®, RELEUKO® and FYLNETRA®, in their second year of commercialization, and continued to expand our pipeline as we now have five biosimilars in our pipeline;
•	Received approval for several high-value injectables, including our first 505(b)(2) injectables, as we continue to expand our portfolio;
•	Delivered continued growth in key Specialty products, including CREXONT®, RYTARY®, UNITHROID® and ONGENTYS®
•	Received U.S. FDA approval for two New Drug Applications: (1) IPX203 for Parkinson’s disease which has been launched as CREXONT® and (2) Pyridostigmine Bromide for pretreatment against soman nerve agent for the U.S. Government; Continued to advance our Specialty pipeline, including the DHE autoinjector for the treatment of migraine and cluster headache;
•	Drove continued, strong double-digit growth in our durable AvKARE distribution business in the U.S. due to new launches; and
•	Established our strategic collaboration with Metsera for developing, manufacturing and commercializing GLP-1s

These achievements contributed to strong 2024 performance, highlighted by revenue growth of 16.7% and Adjusted EBITDA growth of 12.4%, in both cases as compared to 2023, and reflects durable growth as both top and bottom-line metrics have grown consistently each year since 2019.

The Company’s balance sheet is strong as we repaid our term loan due 2025. Furthermore, we finished 2024 with net leverage of 3.9x, which was down from 7.4x in 2019 and one year ahead of our commitment to be below 4.0x net leverage in 2025.

	Full-Year 2024 Results*	Full-Year 2023 Results*
Net Revenue	$2,794	$2,394
Net Loss**	$(117)	$(84)
Diluted EPS	$(0.38)	$(0.48)
Adjusted Net Income	$187	$198
Adjusted EBITDA	$627	$558
Adjusted Diluted EPS	$0.58	$0.64
*	In millions, except per share data
**	Net loss attributable to Amneal Pharmaceuticals, Inc.

Adjusted net income, adjusted EBITDA, adjusted diluted EPS and net leverage are not financial measures in conformity with U.S. generally accepted accounting principles (“GAAP”). Please see “Appendix A – Non-GAAP Measures” for more information, including reconciliations to the most directly comparable GAAP measures along with an explanation for why we use these measures and how they are useful to investors.

Amneal delivered positive TSR for the year on a percentage basis, exceeding the Russell 2000 Index, and Dow Jones U.S. Select Pharmaceuticals Index during 2024. Set forth below is a line graph comparing the change in the cumulative total shareholder return on our Class A common stock with the cumulative total returns of the Nasdaq Composite Total Return Index, the Russell 2000 Index and the Dow Jones U.S. Select Pharmaceuticals Index for the period from December 31, 2019 to December 31, 2024, assuming the investment of $100 on December 31, 2019, and the reinvestment of dividends.

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Comparison of Cumulative Five-Year Total Return

Role of the Compensation Committee

The Compensation Committee of our Board of Directors is responsible for setting and administering the policies that govern salary, annual and long-term incentive programs and other compensation and benefits for our executive officers. The Compensation Committee annually evaluates the performance of, and evaluates the compensation of, our Co-Chief Executive Officers based upon a combination of the achievement of corporate goals and individual performance. As part of its performance review process, the Compensation Committee solicits the input of the full Board of Directors and makes recommendations to the full Board, which makes compensation decisions with respect to our Co-Chief Executive Officers on the basis of those recommendations. The Compensation Committee oversees various executive and employee compensation plans and programs, and it has responsibility for continually monitoring these plans and programs to confirm that they adhere to our compensation philosophy and objectives. Our Compensation Committee determines the appropriate compensation levels of executives, evaluates officer and director compensation plans, policies and programs, and reviews benefit plans for officers. Our Compensation Committee believes that the total compensation paid to our named executive officers should be reasonable and competitive, and that a significant portion of the total compensation should be tied to our Company’s annual and long-term performance.

The Compensation Committee has the authority to engage the services of outside advisers, experts and others to assist the Compensation Committee, and believes that it is important to do so from time to time. See “Peer Group Surveys and the Role of Our Compensation Consultant” below.

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Role of Our Co-Chief Executive Officers in Compensation Decisions

Regarding most compensation matters, including executive compensation and our annual and long-term incentive plans, Chirag Patel, our Co-Chief Executive Officer and President, and Chintu Patel, our Co-Chief Executive Officer, evaluate the performance of our other executive officers and make recommendations to the Compensation Committee on the basis of these reviews, including with respect to salary adjustments and incentive plan award amounts for the other executive officers. The Compensation Committee, however, does not delegate any of its functions to others in setting compensation for our named executive officers and exercises its judgment to make final compensation determinations.

Neither of the Co-Chief Executive Officers participates in the decision making regarding his own compensation. Our Compensation Committee reports the compensation decisions it has made with respect to our executive officers other than our Co-Chief Executive Officers to the Board of Directors.

Role of Our Compensation Consultant

The Compensation Committee engages an independent compensation consultant who acts as a strategic advisor to the Compensation Committee, providing objective analysis and expertise on matters related to executive compensation programs and governance. Since 2022, the Compensation Committee has engaged Meridian as the committee’s independent compensation consultant.

Each year the Compensation Committee reviews and evaluates the independence of its compensation consultant and considers several factors in determining their independence. For 2024, the Compensation Committee evaluated the following factors in determining Meridian’s independence:

•	Meridian’s services are limited to their scope of work as the Compensation Committee’s independent compensation consultant.
•	The fees paid to Meridian represented less than 1% of Meridian’s total annual revenue.
•	Meridian maintains policies and procedures which are designed to prevent conflicts of interest including a Code of Business Conduct and Ethics Policy as well as an Insider Trading and Stock Ownership Policy.
•	There were no business or personal relationships between Meridian’s individual compensation advisor with any Compensation Committee member nor any executive officer of the Company.

Further, in assessing Meridian’s independence from management in providing executive compensation services to the Compensation Committee, the Compensation Committee considered that Meridian is only engaged by, takes direction from, and reports to, the Compensation Committee and only the Compensation Committee has the right to terminate or replace Meridian as its compensation consultant. For 2024, the Compensation Committee evaluated whether any work provided by Meridian raised any conflict of interest and, based on the foregoing, determined that it did not.

Peer Group Companies and Survey Data

Our Compensation Committee finds comparative data from our peer group to be helpful in setting and adjusting executive compensation, but it does not target our programs or any particular element of compensation to be at or within a particular percentile or range compared to our peers. Our Compensation Committee uses the peer group data along with industry-relevant compensation survey sources to ensure that our executive compensation program and its constituent elements are and remain competitive in relation to our industry peers, and applies judgment and discretion in establishing targeted compensation levels taking into account not only competitive market data but also the experience of the executive, scope of responsibility, critical skill sets and expertise.

The Compensation Committee reviews the composition of our peer group annually to ensure that the companies constituting the peer group continue to provide meaningful and relevant compensation comparisons, including representation from appropriate industries, financial metric comparisons (such as revenue, EBITDA, market capitalization and financial growth), number of employees and location. With respect to the composition of the peer group used to evaluate 2024 executive compensation, the Compensation Committee also sought representation from companies with generic, specialty and biosimilar products as our own mix of products across these categories continues to evolve. In consideration of these factors, as well as the financial restructuring efforts undertaken by certain of the companies included in our 2023 compensation peer group, along with the recommendation of its independent compensation consultant, in August 2023, the Compensation Committee removed Endo International, Lannett Company, and Mallinckrodt plc from our peer group, which was used for purposes of evaluating 2024 compensation decisions.

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Our 2024 peer group consisted of the following publicly traded companies:

•	Alkermes plc	•	Organon & Co.
•	Amphastar Pharmaceuticals, Inc.	•	Pacira BioSciences, Inc.
•	ANI Pharmaceuticals, Inc.	•	Perrigo Company plc
•	Coherus BioSciences, Inc.	•	Prestige Consumer Healthcare Inc.
•	Eagle Pharmaceuticals, Inc.	•	Supernus Pharmaceuticals, Inc.
•	Emergent BioSolutions Inc.	•	Teva Pharmaceutical Industries Limited
•	Horizon Therapeutics Public Limited Company	•	United Therapeutics Corporation
•	Jazz Pharmaceuticals plc	•	Viatris Inc.
•	Neurocrine Biosciences, Inc.

At the time of the Compensation Committee’s August 2023 peer group review, Amneal approximated the 65th, 15th and 40th percentiles for revenue, market capitalization and enterprise value, respectively, relative to the 2024 compensation peer group.

Components of Executive Compensation

Consistent with its pay for performance philosophy, the Compensation Committee believes that it is important for executives and senior managers to have a greater percent of compensation at risk than other employee populations. This is done by tying executives’ and senior managers’ compensation directly to the performance of the Company. Accordingly, as set forth in the charts below, a significant portion of executive compensation consists of annual and long-term incentives linked to the Company’s financial performance and/or the performance of the Company’s stock.

Base Salaries

The base salary component of our executive compensation program is fixed cash compensation that is based on role, scope of responsibility, experience, previous performance, and competitive pay practices. On an annual basis, the Compensation Committee reviews peer group as well as compensation survey data as an independent measure to confirm that base salary levels remain reasonable and competitive.

The base salaries of our named executive officers as of December 31, 2023 and December 31, 2024, respectively, are reflected in the accompanying table. After three years of static base salaries for the Co-CEOs, the Compensation Committee approved increases for Messrs. Chirag Patel and Chintu Patel. The Compensation Committee also approved base salary increases for Mr. Konidaris and Mr. Daly.

Name	2023 Base Salary	2024 Base Salary	% Increase	Reason for Change
Chirag Patel	$750,000	$800,000	6.7%	Merit & Market Adjustment
Chintu Patel	$750,000	$800,000	6.7%	Merit & Market Adjustment
Anastasios Konidaris	$566,500	$585,000	3.3%	Merit
Andrew Boyer	$600,000	$600,000	—
Nikita Shah	$499,500	$499,550	—
Jason Daly	$478,500	$510,000	6.6%	Merit & Market Adjustment

Annual and Long-Term Incentive Awards

In order to align the interests of our stockholders with our compensation plans, we tie significant portions of our named executive officers’ compensation to our annual and long-term financial, operating and stock price performance through annual cash and long-term equity incentives. The Compensation Committee’s philosophy is that named executive officers should expect the level of their compensation to vary with performance, with compensation increasing when performance exceeds our internal targets and budgets and compensation decreasing when performance falls below these expectations.

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Annual Performance-Based Cash Incentive Compensation

The Compensation Committee believes that, to reward performance and overall Company success, a portion of an executive officer’s annual cash compensation should be tied to the achievement of the Company’s goals and that individual’s performance goals. The annual incentive program is designed as a pay-for-performance plan and includes components for both Company and individual performance.

Company performance is based on achievement of adjusted EBITDA with minimum, target and maximum milestones from which a Company performance multiplier is derived. The minimum performance threshold is 85% of target and the maximum performance level is 125% of target; the associated company performance multiplier ranges from 25% to 150%.

Individual performance is also a component of the annual incentive program measured based on achievement of personal/team performance goals and assessment against the Company’s core values. The individual performance multiplier can range from 0-150%. The annual incentive program payment is calculated as set forth below.

Annual Incentive Target Amount	x	Company Performance Multiplier	x	Individual Performance Multiplier	=	Incentive Payment
Targets vary based on level and are expressed as a percentage of base salary		Full year 2024 Company performance is measured based on achievement against adjusted EBITDA goal		Individual performance multiplier can range from 0%-150%

The Compensation Committee historically has chosen adjusted EBITDA as the target performance objective for the payment of awards under our annual cash incentive plan. Adjusted EBITDA is not a term defined under U.S. GAAP. We define adjusted EBITDA as net income before net interest expense, income taxes, and depreciation and amortization (“EBITDA”), as adjusted for certain other items described in our SEC filings, including stock-based compensation expense, acquisition, site closure and idle facility expenses, restructuring and other charges, net charges related to legal matters, asset impairment charges, foreign exchange losses or gains, change in fair value of contingent consideration, and insurance recoveries for property losses and associated expenses. Please see “Appendix A – Non-GAAP Measures” for more information, including reconciliations to the most directly comparable GAAP measure.

The Compensation Committee believes that adjusted EBITDA growth most closely reflects our operating performance and is a key metric for driving the long-term strategic direction that the Board of Directors has set for our Company. Further, adjusted EBITDA growth is highly correlated to or reflective of our Company’s financial and operational improvements, ability to generate cash flow from operations, growth and long-term return to stockholders. We believe that adjusted EBITDA is helpful in assessing the overall performance of our business and is helpful in highlighting trends in our overall business because the extraordinary or one-time items excluded in calculating adjusted EBITDA have little or no bearing on our day-to-day operating performance. We also believe that adjusted EBITDA is an important non-GAAP valuation tool that potential investors use to measure our profitability against other companies in our industry.

Our adjusted EBITDA target for a given year is determined by the Compensation Committee based upon recommendations from and discussions with management, a review of current economic conditions and recent acquisition activity and aligns with our external targets. Factors used by the Compensation Committee in setting adjusted EBITDA targets include, among others, the following:

•	reasonable growth expectations taking into account a variety of circumstances faced by our Company;
•	market conditions, including the related impact on cost and our ability to offset any cost increases with pricing increases or other cost savings measures; and
•	prior fiscal year adjusted EBITDA.

After the Compensation Committee reviews the final full year financial results of our Company, the Compensation Committee approves annual cash incentive payouts for the prior year. Annual cash incentive awards are generally paid in March.

No annual cash incentive payments are made unless the threshold adjusted EBITDA target has been achieved. Adjusted EBITDA targets under the annual cash incentive plan may be reset periodically within a fiscal year by the Compensation Committee to take into account acquisitions, divestitures and other unplanned events. Subject to the provisions of an applicable employment agreement, executives generally must be employed at the time of payout to receive an annual cash incentive award. The Compensation Committee may, however, at its discretion, prorate awards in the event of certain circumstances such as the executive’s promotion, demotion, death or retirement.

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The Company performance component of the annual award each executive is eligible to receive is based upon a percentage of the executive’s annualized base salary, with such percentage varying depending upon the level of adjusted EBITDA as compared to threshold, target and maximum adjusted EBITDA performance objectives as set forth in the table below.

	Company Performance Component of Annual Bonus Award as a Percentage of Base Salary
Name	Threshold	Target	Maximum
Chirag Patel	25%	100%	150%
Chintu Patel	25%	100%	150%
Anastasios Konidaris	15%	60%	90%
Andrew Boyer	20%	80%	120%
Nikita Shah	13.75%	55%	82.5%
Jason Daly	13.75%	55%	82.5%

The fiscal 2024 combined adjusted EBITDA threshold, target and maximum performance objectives were $510 million, $600 million and $750 million, respectively. For achievement between threshold and target or target and maximum, the Company performance multiplier is calculated using straight-line interpolation. Our Company’s fiscal 2024 reported adjusted EBITDA was $627.4 million, or 104.6% of target, generating a 109.2% Company performance multiplier. For purposes of determining performance under the 2024 annual cash incentive plan, the Compensation Committee exercised its discretion to increase the Company performance multiplier modestly in recognition of exceptional execution of the strategic business plan in a challenging macroeconomic environment, approving a 110.0% Company performance multiplier.

The 2024 annual performance-based cash incentive program also provides for an individual performance multiplier, which ranges from 0% to 150% based on an individual’s performance during the year. In assessing the performance of our NEOs, other than our co-CEOs, the Compensation Committee, with the input of our co-CEOs, considered each officer’s performance against the goals of their respective functions, as well as the executive’s contribution to achievement of our corporate goals. Per the formula above, the Compensation Committee reviewed and approved individual multipliers ranged from 100% to 120%, resulting in final payouts as set forth in the table below.

Name	2024 Base Salary	Annual Incentive Target %	Annual Incentive Target $	X	Company Performance Multiplier %	X	Individual Performance Multiplier %	=	Final AIP Payout $	AIP Payout % of Target
Chirag K. Patel	$800,000	100%	$800,000		110%		100%		$880,000	110%
Chintu Patel	$800,000	100%	$800,000		110%		100%		$880,000	110%
Anastasios Konidaris	$585,000	60%	$351,000		110%		100%		$386,100	110%
Andrew Boyer	$600,000	80%	$480,000		110%		105%		$554,400	115.5%
Nikita Shah	$499,550	55%	$274,753		110%		110%		$332,451	121%
Jason Daly	$510,000	55%	$280,500		110%		110%		$339,405	121%

In determining the individual performance modifier for the named executive officers, the Compensation Committee considered whether each executive achieved the individual goals of their respective functions and contributed to the achievement of the Company’s corporate goals. In approving the 105% individual multiplier for Mr. Boyer, the Compensation Committee took into consideration, among other achievements, strong performance of new complex product launches and price stabilization strategy leading to increased adjusted EBITDA. The committee approved a 110% individual multiplier for Ms. Shah considering among other things, her efforts supporting the people strategy ahead of the CREXONT® launch and growth of the Biosimilar team, as well as achieving an industry-leading global engagement rate of 88%. The Compensation Committee approved a 110% individual multiplier for Mr. Daly recognizing his contributions supporting critical M&A and business collaborations and resolutions to key legal overhangs.

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Long-Term Incentive Compensation

Our long-term incentive compensation program is designed to promote a balanced focus on driving performance, retaining talent and aligning the interests of our executives with those of our other stockholders. The Amneal Pharmaceuticals, Inc. Amended and Restated 2018 Incentive Award Plan (the “2018 Incentive Award Plan”) authorizes the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock or cash-based awards and dividend equivalent awards to employees, non-employee directors and consultants.

Our long-term incentive compensation program for 2024 for the named executive officers was comprised of two components: performance-based restricted stock units (“PSUs”) and restricted stock units (“RSUs”).

•	Performance-based restricted stock units. We grant PSUs, which vest upon the attainment of certain performance metrics, in order to further incentivize our executive officers to deliver superior long-term results.
•	Restricted stock units. We grant RSUs as a retention tool as they provide the opportunity to receive stock only if the recipient is still employed by us on the date the restrictions lapse.

In 2024, the total value of each named executive officer’s equity grants was divided between RSUs and PSUs. The mix of different types of awards is generally intended to combine the retention and downside risk benefits inherent in RSUs with the incentive and stockholder value creation benefits inherent in PSUs.

The following table sets forth the total grant value and components mix determined for issuance to our named executive officers in 2024:

Name	Value of 2024 Awards(1)	% PSUs	% RSUs
Chirag Patel	$5,600,000	64%	36%
Chintu Patel	$5,600,000	64%	36%
Anastasios Konidaris	$1,900,000	50%	50%
Andrew Boyer	$1,650,000	50%	50%
Nikita Shah	$1,550,000	50%	50%
Jason Daly	$1,550,000	50%	50%
(1)	Values in the table represent the targeted grant value. These targeted values were converted to a number of RSUs and target PSUs using the closing stock price on the grant date of March 4, 2024, which was $5.40.

Context for Co-CEO 2024 Stock Awards

In fiscal year 2023, the Company demonstrated robust growth and outstanding execution, which included strong performance across a variety of top and bottom-line measures. Consistent with its “pay for performance” philosophy, the Compensation Committee determined that this return to durable growth demonstrated a need to more closely align total Co-Chief Executive Officer compensation packages with market peers after three-and-a-half years of total compensation packages that fell well below competitive medians, which is reflected in the long-term incentive compensation grant shown below for each of the Co-Chief Executive Officers. In particular, in making the Co-CEOs’ 2024 stock award grant, the Compensation Committee took into account that the targeted stock award amount of $5,600,000 for each Co-CEO closely approximated the median peer result using benchmarking information representing the average of (1) the CEO and (2) the second highest paid named executive officer at each of our peers.

2024 Restricted Stock Unit Awards

In 2024, annual restricted stock unit grants were made in March for all of the named executive officers. All of the restricted stock unit awards vest in four equal installments on the first, second, third and fourth anniversary of the grant date subject to cancellation or acceleration as provided in the individual restricted stock unit award agreements. The number of restricted stock unit awards granted to each named executive officer in 2024 was based upon the grant date fair value of the restricted stock units. For additional details on this award, see “Executive Compensation—Management Employment & Separation Agreements” below.

2024 Performance-Based Restricted Stock Unit Awards

In 2024, our named executive officers were granted PSU awards in March. These awards will be earned at a rate of 0% and 200% of the target award amounts based on the Company’s achievement of a stock price growth target relative to the 30-day average closing stock price preceding the grant date, which was $5.66, during the performance period from March 1, 2024 until February 28, 2027. A payout of 50% of the target award is earned at the achievement of 125% of the stock price growth target based on the trailing average closing stock price of our common stock over the 60 calendar days preceding February 28, 2027, and a payout of 200% of the target award if the average closing stock price is 300% or greater of the stock price growth target. Any earned awards vest in full at the end of such performance period, subject to cancellation or acceleration as provided in the individual performance-based restricted stock unit award agreements. The number of PSUs granted to each named executive officer is based upon the closing price on the grant date.

Performance-Based Restricted Stock Unit Award Determinations for 2024

In 2022, Messrs. Chirag Patel, Chintu Patel, Boyer, Konidaris, Daly and Ms. Shah were granted Performance-Based Restricted Stock that would vest based on achievement of a stock price growth target. Actual performance during the three-year performance period of March 1, 2022 through February 28, 2025 was at target, resulting in a payout of the number of units granted at target for all named executive officers.

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Other Compensation and Benefits

Benefits offered to our named executive officers serve a different purpose than do the other elements of total compensation. In general, they are provided for the convenience of the Company or are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death. Most benefits offered to our named executive officers are generally the same as those offered to the general employee population.

Under the Company’s 401(k) plan, the Company makes a 100% matching contribution with respect to each participant’s elective contributions, up to 5% percent of such participant’s compensation (provided that for fiscal 2024, matching contributions were based only on the first $345,000 of such participant’s compensation in accordance with Internal Revenue Code limitations). Matching contributions generally become fully vested after three years of employment with the Company.

Executive Severance and Change in Control Severance Benefits

For a discussion of executive severance and change in control severance benefits, our rationale for offering those benefits and the triggers for payments, see “Management Employment & Separation Agreements—Severance Upon a Change in Control” below.

Consideration of 2024 Say-on-Pay Vote

At the 2024 Annual Meeting of Stockholders, our “say-on-pay” advisory vote received 99.5% support. The Compensation Committee regarded this vote, as well as feedback from our engagement with stockholders, as demonstrating strong support for our executive compensation program and did not make any significant changes to our compensation programs as a result of this vote.

Accounting and Tax Considerations

Financial reporting and income tax consequences to our Company of individual compensation elements are important considerations for our Compensation Committee when it is analyzing the overall level of compensation and the mix of compensation. Overall, the Compensation Committee seeks to balance its objective of maintaining a fair, reasonable and competitive compensation package for our named executive officers with enabling the deductibility of compensation.

Executive Compensation Clawback Policy

The Compensation Committee has adopted a Clawback Policy to comply with applicable listing standards, which implements the final rule promulgated by the SEC for recovery of erroneously awarded compensation. The Clawback Policy requires recovery of any excess incentive-based compensation from any current or former executive officers subject to Section 16 of the Exchange Act (“Section 16”) following a restatement of financial information that affects a financial measure used to determine such incentive-based compensation.

The excess amount is any such amount by which the affected incentive-based compensation exceeds the compensation that would have been received by the executive officer, without regard to any taxes paid, had the applicable financial measure not been subject to error. Under the Clawback Policy, our Compensation Committee determines the method of recovery, and recovery may be deemed impractical only in limited circumstances enumerated in the Nasdaq listing standards.

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Stock Ownership Guidelines for Executive Officers

In order to further align the interests of our management with the interests of our stockholders, we require our executive officers to own shares of our stock as set forth below.

Position	Minimum Ownership Guideline
Co-Chief Executive Officers	6x base salary
Other Executive Officers	2x base salary

We adopted our stock ownership guidelines in May 2018, and we expect our executive officers to be able to achieve the required ownership thresholds by five years from the date of adoption of the guidelines. Newly appointed officers will have five years from the date they became subject to the stock ownership guidelines to comply with them. For the purpose of determining stock ownership levels, we include shares owned directly or by immediate family members residing in the same household (or through trusts for their benefit) and underlying restricted stock and restricted stock units (whether or not vested), but exclude shares underlying unexercised stock option awards and unearned performance awards. All of our named executive officers are in compliance with these requirements.

See “Corporate Governance—Director Compensation—Director Stock Ownership Guidelines” above for a description of stock ownership guidelines we have adopted for our non-employee directors.

Anti-Hedging Policy

To prevent speculation or hedging, our insider trading policy prohibits our named executive officers (and our directors and all other employees) from engaging in short sales of our Company’s stock. Company policy also prohibits our directors, executive officers and certain other employees from purchasing or selling any financial instrument that is designed to hedge or offset any decrease in the market value of our Company’s stock, including prepaid variable forward contracts, equity swaps, collars and other derivative securities that are directly linked to our Company’s stock. All other employees are discouraged, but not expressly prohibited, from entering into hedging transactions related to Company stock. In addition, pursuant to our Corporate Governance Guidelines, directors and executive officers who are not Amneal Group Members (as defined in the Stockholders Agreement) are prohibited from pledging Company stock as collateral for a loan.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Non-public Information

We do not currently grant new awards of stock options, stock appreciation rights or similar option-like equity awards. Accordingly, we have no specific policy or practice on the timing of grants of such awards in relation to the disclosure of material nonpublic information. In the event we determine to grant new awards of stock options or similar equity awards in the future, the Compensation Committee will evaluate the appropriate steps to take in relation to the foregoing. We have not timed the disclosure of material non-public information for the purpose of affecting the value of executive compensation in fiscal year 2024.

Report of the Compensation Committee

The Compensation Committee of the Board of Directors has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. This report is provided by the following directors, who comprise the committee.

Compensation Committee:

Ted Nark (Chair)
Jeff George
Paul Meister
Shlomo Yanai

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Summary Compensation Table

The following table shows the compensation of our named executive officers for the periods presented. The sum and/or computation of individual numerical amounts disclosed in the following table and related footnotes may not equal the total due to rounding.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(2) ($)	Total ($)
Chirag Patel Co-Chief Executive Officer and President	2024	788,462	—	5,473,333	—	880,000	46,175	7,187,970
	2023	750,000	—	664,219	—	910,500	45,666	2,370,386
	2022	750,000	—	3,605,796	—	652,500	39,814	5,048,110
Chintu Patel Co-Chief Executive Officer	2024	788,462	—	5,473,333	—	880,000	49,315	7,191,109
	2023	750,000	—	664,219	—	910,500	42,833	2,367,553
	2022	750,000	—	3,605,796	—	652,500	54,436	5,062,732
Anastasios Konidaris EVP & Chief Financial Officer	2024	580,731	—	1,866,575	—	386,100	18,927	2,852,333
	2023	563,327	—	855,505	—	453,902	18,531	1,891,266
	2022	550,000	—	1,876,807	—	289,493	16,886	2,733,186
Andrew Boyer EVP, Chief Commercial Officer - Generics	2024	600,000	—	1,620,975	—	554,400	18,927	2,794,302
	2023	600,000	—	741,438	—	582,720	18,531	1,942,689
	2022	600,000	—	1,626,572	—	438,480	16,886	2,681,937
Nikita Shah EVP, Chief Human Resources Officer	2024	499,550	—	1,522,737	—	332,451	18,926	2,373,664
	2023	496,752	—	684,403	—	333,550	18,528	1,533,232
	2022	485,000	—	1,501,454	—	255,519	16,886	2,258,859
Jason Daly EVP, Chief Legal Officer & Secretary	2024	502,731	—	1,522,737	—	339,405	18,921	2,383,794
	2023	470,135	—	570,336	—	290,450	18,476	1,349,396
	2022	401,538	175,000	938,409	—	189,225	16,765	1,720,937
(1)	These amounts reflect the aggregate grant date fair value of each restricted stock unit award and PSU award granted during the fiscal year, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 22 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. For the PSU awards granted in 2024, the value of the awards as of the grant date, assuming that the highest level of performance achievement would be achieved (which is 200% of target), for Mr. Chirag Patel, Mr. Chintu Patel, Mr. Konidaris, Mr. Boyer, Ms. Shah and Mr. Daly would be $6,946,670, $6,946,670, $1,833,149, $1,591,947, $1,495,468 and $1,495,468, respectively.
(2)	The amounts shown in this column for 2024 consist of the following components:

Name	Company 401(k) Match ($)	Life and Disability Insurance Premiums Paid by Company ($)	Cost for Personal Use of Driver and Company Car(1) ($)	Total ($)
Chirag Patel	17,250	1,677	27,248	46,175
Chintu Patel	17,250	1,677	30,388	49,315
Anastasios Konidaris	17,250	1,677	—	18,927
Andrew Boyer	17,250	1,677	—	18,927
Nikita Shah	17,250	1,676	—	18,926
Jason Daly	17,250	1,671	—	18,921
(1)	We own a car and employ a driver for the exclusive use of each of Mr. Chirag Patel and Mr. Chintu Patel. Although the majority of the driver’s services (and, therefore, the costs associated with the car) are for business purposes, we allow for use of the car and driver for personal purposes - generally for daily commute - as we believe this accommodation enables increased productivity during this time. We calculated the incremental cost to us for the personal use of the Company car and driver based on the costs associated with the car, its operation, and a portion of the driver’s compensation equivalent in proportion to the time the car is used for personal purposes.

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Grants of Plan Based Awards in 2024

The following tables set forth information about non-equity and equity awards granted to the named executive officers in fiscal 2024.

		Date of Board or Comp.	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock and Option
Name	Grant Date	Committee Action	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units(3) (#)	Awards(4) ($)
Chirag Patel
2024 Annual Cash Incentive	1/1/2024	1/X/2024	200,000	800,000	1,200,000
PSU Grant	3/4/2024	1/X/2024				333,334	666,667	1,333,334		3,473,335
RSU Grant	3/4/2024	1/X/2024							370,370	1,999,998
Chintu Patel
2024 Annual Cash Incentive	1/1/2024	1/X/2024	200,000	800,000	1,200,000
PSU Grant	3/4/2024	1/X/2024				333,334	666,667	1,333,334		3,473,335
RSU Grant	3/4/2024	1/X/2024							370,370	1,999,998
Anastasios Konidaris
2024 Annual Cash Incentive	1/1/2024	1/X/2024	87,750	351,000	526,500
PSU Grant	3/4/2024	1/X/2024				87,963	175,926	351,852		916,574
RSU Grant	3/4/2024	1/X/2024							175,926	950,000
Andrew Boyer
2024 Annual Cash Incentive	1/1/2024	1/X/2024	120,000	480,000	720,000
PSU Grant	3/4/2024	1/X/2024				76,389	152,778	305,556		795,973
RSU Grant	3/4/2024	1/X/2024							152,778	825,001
Nikita Shah
2024 Annual Cash Incentive	1/1/2024	1/X/2024	68,688	274,753	412,130
PSU Grant	3/4/2024	1/X/2024				71,760	143,519	287,038		747,734
RSU Grant	3/4/2024	1/X/2024							143,519	775,003
Jason Daly
2024 Annual Cash Incentive	1/1/2024	1/X/2024	70,125	280,500	420,750
PSU Grant	3/4/2024	1/X/2024				71,760	143,519	287,038		747,734
RSU Grant	3/4/2024	1/X/2024							143,519	775,003
(1)	The amounts shown in these columns reflect the corporate performance targets under our annual performance-based cash incentive plan. “Threshold” equals 25% of Target, “Target” equals 100% and “Maximum” equals 150% of Target.
(2)	The number of shares shown reflects the “Threshold,” “Target” and “Maximum” payout levels under the 2023 performance-based restricted stock unit awards granted under the 2018 Incentive Award Plan. “Threshold” equals 50% of Target, “Target” equals 100% of Target and “Maximum” equals 200% of Target.
(3)	The number of shares shown reflects the 2024 restricted stock unit awards under the 2018 Incentive Award Plan. The restricted stock unit awards made in 2024 vest in four equal installments on the first, second, third and fourth anniversary of the date of grant, assuming continued employment.
(4)	These amounts reflect the aggregate grant date fair value of each stock award granted during the fiscal year, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 22 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. As the PSUs were subject to market-based vesting conditions, the grant date fair value was determined using a Monte-Carlo simulation model, which is a probabilistic approach for estimating the grant date fair value of the PSUs for purposes of accounting under FASB ASC Topic 718.

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Outstanding Equity Awards at December 31, 2024

	Option Awards							Stock Awards
Name	Number of Securities Underlying Options that are Exercisable (#)	Number of Securities Underlying Options that are Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)
Chirag Patel	24,977	—		15.01	5/7/28
	28,044	—		14.05	5/6/29
									579,710	(6)	4,591,303
									733,944	(7)	5,812,836
						370,370	(2)	2,933,330	666,667	(8)	5,280,003
Chintu Patel	24,977	—		15.01	5/7/28
	28,044	—		14.05	5/6/29
									579,710	(6)	4,591,303
									733,944	(7)	5,812,836
						370,370	(2)	2,933,330	666,667	(8)	5,280,003
Anastasios Konidaris						36,197	(3)	286,680
						90,580	(4)	717,394	181,159	(6)	1,434,779
						172,019	(5)	1,362,390	458,716	(7)	3,633,031
						175,926	(2)	1,393,334	175,926	(8)	1,393,334
Andrew Boyer	272,480	—		2.75	5/7/28
	100,553	—		2.75	3/1/29
						31,371	(3)	248,458
						78,503	(4)	621,744	157,005	(6)	1,243,480
						149,083	(5)	1,180,737	397,554	(7)	3,148,628
						152,778	(2)	1,210,002	152,778	(8)	1,210,002
Nikita Shah	36,331	—		2.75	5/7/28
	95,525	23,882	(2)	2.75	3/1/29
						28,958	(3)	229,347
						72,464	(4)	573,915	144,928	(6)	1,147,830
						137,615	(5)	1,089,911	366,972	(7)	2,906,418
						143,519	(2)	1,136,670	143,519	(8)	1,136,670
Jason Daly						45,290	(4)	358,697	90,580	(6)	717,394
						114,679	(5)	908,258	305,810	(7)	2,422,015
						143,519	(2)	1,136,370	143,519	(8)	1,136,370
(1)	Based on the closing price of our Class A common stock of $7.92 on December 31, 2024, the last trading day of the year.
(2)	Restricted stock units vest in four equal installments on March 4, 2025, March 4, 2026, March 4, 2027, and March 4, 2028.
(3)	Restricted stock units vest in one installment on March 1, 2025.
(4)	Restricted stock units vest in two equal installments on March 3, 2025 and March 3, 2026.
(5)	Restricted stock units vest in three equal installments on March 3, 2025, March 3, 2026, and March 3, 2027.
(6)	The performance-based restricted stock units vested following the conclusion of the March 1, 2022 through February 28, 2025 performance period based upon the level of attainment of stock price growth (based on the closing stock price of the Company’s stock on NASDAQ). The amounts listed represent the target number of units under each award. Payouts for this performance period are estimated at 100% of the target level.
(7)	The performance-based restricted stock units vest following the conclusion of the March 1, 2023 through February 28, 2026 performance period based upon the level of attainment of stock price growth (based on the closing stock price of the Company’s stock on NASDAQ). The amounts listed represent the maximum number of units under each award. Total shares earned under the performance-based restricted stock units will range from 0% to 200% of the target number of units based on actual performance.
(8)	The performance-based restricted stock units vest following the conclusion of the March 1, 2024 through February 28, 2027 performance period based upon the level of attainment of stock price growth (based on the closing stock price of the Company’s stock on NASDAQ). The amounts listed represent the target number of units under each award as the estimated payout as of the end of 2024 is at target level performance. Total shares earned under the performance-based restricted stock units will range from 0% to 200% of the target number of units based on actual performance.

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2024 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Chirag Patel	—	—	—	—
Chintu Patel	—	—	—	—
Anastasios Konidaris	—	—	226,546	1,225,171
Andrew Boyer	—	—	151,979	838,924
Nikita Shah	—	—	146,680	810,888
Jason Daly	—	—	60,871	332,964
(1)	Amounts reported are based on the closing price of our Class A common stock on NASDAQ on the vesting date.

Management Employment & Separation Agreements

Among our named executive officers, we have employment agreements with Andrew Boyer, Jason Daly, Anastasios Konidaris and Nikita Shah.

Andrew Boyer

Andrew Boyer is party to an Employment Agreement, effective as of February 5, 2018, with Amneal (the “Boyer Employment Agreement”).

The initial term of the Boyer Employment Agreement began on February 5, 2018 and was scheduled to expire on June 30, 2022, unless further extended or earlier terminated as provided in the Boyer Employment Agreement.

On July 31, 2020, the Company entered into Modification No. 1 to the Boyer Employment Agreement, effective as of August 1, 2020. Pursuant to the Modification, the term of Mr. Boyer’s Employment Agreement was extended until June 30, 2023 (the “Term”) and will automatically be renewed thereafter for single one-year periods unless written notice of non-renewal is provided by any party at least 90 days prior to the end of the Term or the agreement is earlier terminated in accordance with its terms. Under the Modification, as of August 1, 2020, Mr. Boyer began serving as the Executive Vice President, Chief Commercial Officer – Generics and receiving an annual base salary of $600,000 (reduced from $661,917), which amount is subject to increase by the Company’s Board of Directors. Further, in connection with the Modification, Mr. Boyer received an award of restricted stock units having a grant date fair value equal to $300,000 with a third of such units vesting on each of June 30, 2021, June 30, 2022 and June 30, 2023, subject to Mr. Boyer’s continued employment through the applicable vesting date.

Mr. Boyer is also eligible to receive an annual bonus targeted at 80% of his base salary under the annual bonus program, and a personal performance multiplier based on his performance and as determined by the Board in its discretion of between zero and 150% of this amount.

On February 21, 2023, the Company entered into Modification No. 2 to the Boyer Employment Agreement, effective as of March 1, 2023. Pursuant to the Modification, the term of Mr. Boyer’s Employment Agreement was extended until March 31, 2025 (the “Term”) and will automatically be renewed thereafter for single one-year periods unless written notice of non-renewal is provided by any party at least 90 days prior to the end of the Term or the agreement is earlier terminated in accordance with its terms. As described in further detail under “Certain Related Parties and Related Party Transactions – The Reorganization,” we entered into an administrative amendment to the Boyer Employment Agreement in light of the Reorganization, namely to clarify that (i) Mr. Boyer will remain directly employed by Amneal LLC, and (ii) all references in such employment agreement to Old Amneal (as defined herein) shall be deemed to instead refer to New Amneal.

Severance

The Boyer Employment Agreement provides for severance payments and benefits if (i) Mr. Boyer resigns for “good reason” (as defined in the Boyer Employment Agreement) or (ii) the Board of Directors terminates Mr. Boyer’s employment without “cause” (as defined in the Boyer Employment Agreement), in each case other than during the period that is within three months preceding or 24 months following a “change in control” (as defined in the Boyer Employment Agreement). In addition to payment of earned and vested payments and benefits, these severance payments and benefits include: (A) two times his base salary as then in effect; (B) a pro rata portion of his annual bonus for the fiscal year in which the termination occurs, based on actual performance for such fiscal year, and the prior year’s bonus to the extent not then

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already paid (based on the higher of target or actual performance of the relevant goals); (C) continuation of healthcare benefits until the second anniversary of his termination date; (D) the vesting and, if applicable, exercisability of each outstanding equity award granted to Mr. Boyer will be accelerated to the extent such equity award would have vested had Mr. Boyer’s employment continued until the first anniversary of his termination date (and, to the extent applicable, each outstanding equity award granted to Mr. Boyer will remain exercisable until the first anniversary of his termination date); and (E) outplacement services by a reputable national outplacement service for up to two years following his termination date.

Severance Upon a Change in Control

The Boyer Employment Agreement also provides for severance payments and benefits if (i) Mr. Boyer resigns for good reason, (ii) the Board of Directors terminates Mr. Boyer’s employment without cause or (iii) Mr. Boyer’s employment terminates by reason of death or disability (as defined in the Boyer Employment Agreement), in each case within three months preceding or 24 months following a change in control. In addition to payment of earned and vested payments and benefits, these severance payments and benefits include: (A) the sum of (x) two times his base salary as then in effect plus (y) two times his target annual bonus as then in effect; (B) a pro rata portion of his annual bonus for the fiscal year in which the termination occurs, based on actual performance for such fiscal year, and the prior year’s bonus to the extent not then already paid (based on the higher of target or actual performance of the relevant goals); (C) continuation of healthcare benefits until the second anniversary of his termination date; (D) the vesting and, if applicable, exercisability of each equity award granted to Mr. Boyer will be fully accelerated (and, to the extent applicable, each outstanding equity award granted to Mr. Boyer will remain exercisable until the first anniversary of his termination date); and (E) outplacement services by a reputable national outplacement service for up to two years following his termination date.

The Boyer Employment Agreement requires Mr. Boyer to maintain the confidentiality of information relating to the Company during and after the term of such agreement and also contains non-competition, non-solicitation and non-disparagement covenants as well as other provisions customary for this type of employment agreement.

Anastasios Konidaris

Anastasios Konidaris is party to an Employment Agreement, dated March 11, 2020, by and among Amneal, the Company and Mr. Konidaris (the “Konidaris Employment Agreement”).

The Konidaris Employment Agreement provides that Mr. Konidaris will be employed as the Company’s Executive Vice President and Chief Financial Officer at an annual base salary of $550,000. Further, Mr. Konidaris is eligible to earn annual incentive compensation under the Company’s annual bonus plan, with the target amount of his annual bonus being equal to 55% of his base salary and a personal performance multiplier based on his performance and as determined by the Board in its discretion of between zero and 150% of this amount. Pursuant to the Konidaris Employment Agreement, not later than 30 days following the effective date of the agreement, the Company granted to Mr. Konidaris an award of restricted stock units having a value equal to $1,000,000 and an award of PSUs having a value equal to $1,000,000. Subject to Mr. Konidaris’s continuous services to the Company through each vesting date, the restricted stock units will vest in four equal installments beginning on the first anniversary of the effective date of the Konidaris Employment Agreement, and the PSUs will be earned and will vest based on the same vesting and performance conditions as the performance-based restricted stock units awarded to the Company’s other named executive officers in 2020.

On February 21, 2023, the Company entered into Modification No. 2 to the Konidaris Employment Agreement, effective as of March 1, 2023. Pursuant to the Modification, the term of Mr. Konidaris’ Employment Agreement was extended until March 31, 2025 (the “Term”) and will automatically be renewed thereafter for single one-year periods unless written notice of non-renewal is provided by any party at least 90 days prior to the end of the Term or the agreement is earlier terminated in accordance with its terms. As described in further detail under “Certain Related Parties and Related Party Transactions—The Reorganization,” we entered into an administrative amendment to the Konidaris Employment Agreement in light of the Reorganization, namely to clarify that (i) Mr. Konidaris will be directly employed by Amneal LLC rather than Old Amneal, and (ii) all references in such employment agreement to Old Amneal shall be deemed to instead refer to New Amneal (other than references relating to Old Amneal as employer which shall be deemed to instead refer to Amneal LLC as employer as of the effective time of the Reorganization).

Severance

In the case of termination by the Company without cause or a termination by Mr. Konidaris for good reason (each as defined in the Konidaris Employment Agreement), Mr. Konidaris will be entitled to receive the following severance benefits: (1) an amount equal to 150% of his then-current annual base salary; (2) a prorated portion of the annual bonus award for the year during which the termination occurs, based on actual performance for such fiscal year; (3) benefits continuation for a period of 18 months following the date of termination; and (4) outplacement assistance for a period of 12 months following the date of termination.

Severance Upon a Change in Control

In the case of a termination by the Company without cause or a termination by Mr. Konidaris for good reason within three months prior to or 12 months following a change in control (as defined in the Konidaris Employment Agreement), Mr. Konidaris will be entitled to receive the severance benefits described above. In addition, the vesting and exercisability of each equity award granted to Mr. Konidaris will accelerate effective as of the date of termination, with any performance conditions determined based on actual achievement as of the date of termination, and, if applicable, will remain exercisable for a period of not less than 12 months following the termination.

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Nikita Shah

Nikita Shah is party to an Employment Agreement, dated July 29, 2020, by and among Amneal, the Company and Ms. Shah (the “Shah Employment Agreement”).

The Shah Employment Agreement provides that Ms. Shah will be employed as the Company’s Executive Vice President, Chief Human Resources Officer at an annual base salary of (i) $450,000 beginning on August 1, 2020; and (ii) $485,000 beginning on January 1, 2021. Further, Ms. Shah is eligible to earn annual incentive compensation under the Company’s annual bonus plan with the target amount of her annual bonus being equal to 55% of her base salary and a personal performance multiplier based on her performance and as determined by the Board in its discretion of between zero and 150% of this amount. Ms. Shah will be eligible to participate in the Company’s long term incentive plan.

On February 21, 2023, the Company entered into Modification No. 1 to the Shah Employment Agreement, effective as of March 1, 2023. Pursuant to the Modification, the term of Ms. Shah’s Employment Agreement was extended until March 31, 2025 (the “Term”) and will automatically be renewed thereafter for single one-year periods unless written notice of non-renewal is provided by any party at least 90 days prior to the end of the Term or the agreement is earlier terminated in accordance with its terms. As described in further detail under “Certain Related Parties and Related Party Transactions—The Reorganization,” we entered into an administrative amendment to the Shah Employment Agreement in light of the Reorganization, namely to clarify that (i) Ms. Shah will be directly employed by Amneal LLC rather than Old Amneal, and (ii) all references in such employment agreement to Old Amneal shall be deemed to instead refer to New Amneal (other than references relating to Old Amneal as employer which shall be deemed to instead refer to Amneal LLC as employer as of the effective time of the Reorganization).

Severance

In the case of termination by the Company without cause or a termination by Ms. Shah for good reason (each as defined in the Shah Employment Agreement), Ms. Shah will be entitled to receive the following severance benefits: (1) an amount equal to 150% of her then-current annual base salary; (2) a pro-rated portion of the annual bonus award for the year during which the termination occurs, based on actual performance for such fiscal year; (3) benefits continuation for a period of 18 months following the date of termination; (4) the vesting and, if applicable, exercisability of each outstanding equity award granted to Ms. Shah will be accelerated to the extent such equity award would have vested had Ms. Shah’s employment continued until the first anniversary of her termination date (and, to the extent applicable, each outstanding equity award granted to Ms. Shah will remain exercisable until the first anniversary of her termination date); and (5) outplacement assistance for a period of 12 months following the date of termination.

Severance Upon a Change in Control

In June 2020, the Compensation Committee approved severance benefits for Ms. Shah in the case of a termination by the Company without cause or a termination by Ms. Shah for good reason within three months prior to or 12 months following a change in control (as defined in the Shah Employment Agreement); in such case, Ms. Shah will be entitled to receive the severance benefits described above. In addition, the vesting and exercisability of each outstanding equity award granted to Ms. Shah will accelerate effective as of the date of termination, with any performance conditions determined based on actual achievement as of the date of termination, and, if applicable, will remain exercisable for a period of not less than 12 months following the termination.

Jason Daly

Jason Daly is party to an Employment Agreement, effective March 1, 2025, by and among Amneal, the Company and Mr. Daly (the “Daly Employment Agreement”).

The Daly Employment Agreement provides that Mr. Daly will be employed as the Company’s Executive Vice President, Chief Legal Officer and Corporate Secretary at an annual base salary of $575,000. Further, Mr. Daly is eligible to earn annual incentive compensation under the Company’s annual bonus plan, with the target amount of his annual bonus being equal to 55% of his base salary and a personal performance multiplier based on his performance and as determined by the Board in its discretion of between zero and 150% of this amount. Mr. Daly will be eligible to participate in the Company’s long-term incentive plan.

Severance

In the case of termination by the Company without cause or a termination by Mr. Daly for good reason (each as defined in the Daly Employment Agreement), Mr. Daly will be entitled to receive the following severance benefits: (1) an amount equal to 150% of his then-current annual base salary; (2) a prorated portion of the annual bonus award for the year during which the termination occurs, based on actual performance for such fiscal year; (3) benefits continuation for a period of 18 months following the date of termination; and (4) outplacement assistance for a period of 12 months following the date of termination.

Severance Upon a Change in Control

In the case of a termination by the Company without cause or a termination by Mr. Daly for good reason within three months prior to or 12 months following a change in control (as defined in the Daly Employment Agreement), Mr. Daly will be entitled to receive the severance benefits described above. In addition, the vesting and exercisability of each equity award granted to Mr. Daly will accelerate effective as of the date of termination, with any performance conditions determined based on actual achievement as of the date of termination, and, if applicable, will remain exercisable for a period of not less than 12 months following the termination.

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Severance Plan

On June 17, 2020, the Compensation Committee adopted the Amneal Pharmaceuticals LLC Severance Plan (the “Severance Plan”). The Severance Plan is intended to constitute an “employee welfare benefit plan” under Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Under the Severance Plan, in the event of (a) a participant’s involuntary termination of employment without Cause (as defined below) due to (i) a reduction-in-force; (ii) a layoff; (iii) the elimination of a participant’s role; (iv) the reorganization of the Company, or a business unit, division, or department of the Company; (v) a change in business plan or structure that results in the participant’s separation from employment; or (vi) any other reason as determined by the Company in its sole discretion or (b) a mandatory relocation of a participant’s primary workplace to a location that is more than fifty (50) miles from a participant’s prior primary workplace, on an individualized basis the participant will be eligible to receive up to a maximum of (depending on his or her position) (A) a lump sum payment of 52 weeks of his or her base pay, (B) a prorated portion of his or her incentive award, (C) fully subsidized COBRA premiums for 52 weeks, and (D) outplacement services for 52 weeks. Under the Severance Plan, in the event of a participant’s termination in connection with a change of control, the participant will be eligible to receive up to a maximum of (depending on his or her position) (A) a lump sum payment of 64 weeks of his or her base pay, (B) prorated target bonus, (C) fully subsidized COBRA premiums up to a maximum of 64 weeks, and (D) outplacement services up to a maximum for 64 weeks.

Executive officers who are subject to an individual employment agreement or contract with the Company or any member of the Company Group are excluded from participation in Severance Plan. During 2024, Mr. Daly was not subject to an individual employment agreement or contract with the Company, and as such, Mr. Daly participated in the Severance Plan.

As used in the Severance Plan, “Cause” means (i) any failure or neglect by the participant to perform his or her duties or responsibilities to the Company or any of its subsidiaries (the “Company Group”), (ii) any act of fraud, embezzlement, theft, misappropriation, or material dishonesty by the participant relating to the Company Group or its business or assets, (iii) the participant’s commission of a felony or other crime involving moral turpitude, (iv) any gross negligence or intentional misconduct on the part of the participant in the conduct of his or her duties and responsibilities or services, as applicable, with the Company Group or its affiliates or that adversely affects the image, reputation or business of the Company Group or its affiliates, or (v) any material breach by the participant of any written agreement between the Company Group and the participant or any written policy applicable generally to employees of the Company Group.

Potential Payments Upon Termination or Change in Control

To enable us to offer a competitive executive compensation program, we believe it is important to provide reasonable severance benefits to our executive officers.

In addition to the employment agreements between the Company and certain of our named executive officers and the Severance Plan, discussed above, from time to time, we may explore potential transactions that could result in a change in control of our Company. We believe that when a transaction is perceived as imminent, or is taking place, we should be able to receive and rely on the disinterested service of our executive officers, without them being distracted or concerned by the personal uncertainties and risks associated with such a situation. We further believe that our stockholders are best served if their interests are aligned with the interests of our executives, and providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential transactions that may enhance the value of our stockholders’ investments. Consistent with this, we provide change-in-control benefits to our named executive officers only if the officer’s employment terminates in connection with the change in control (often referred to as “double-trigger” change-in-control benefits).

The estimated severance and other benefits for each named executive officer, either pursuant to the Severance Plan or an applicable employment agreement, in the event of a termination of employment are set forth below. The amounts assume that the termination was effective as of December 31, 2024 (the last business day of fiscal 2024) and thus are based upon amounts earned through such date and are only estimates of the amounts that would actually be paid to such named executive officers upon their termination. Since many factors (e.g., the time of year when the event occurs, the Company’s stock price) could affect the nature and amount of benefits a named executive officer could potentially receive, any amounts paid or distributed upon a future termination may be different from those shown in the table below. The amounts shown are in addition to benefits generally available to salaried employees. Mr. Chirag Patel and Mr. Chintu Patel do not participate in the Severance Plan nor do they have an applicable employment agreement with severance terms in the event of a termination of employment.

Under our performance-based restricted stock unit agreements, upon an NEO’s “Qualifying Termination” prior to the end of the applicable performance period, the number of performance-based restricted stock units earned by the employee would be determined as of the employee’s termination date based on actual performance through such date. For purposes of this paragraph, a “Qualifying Termination” shall mean such employee’s termination of service prior to the end of the applicable performance period due to death, permanent disability or involuntary termination

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by the Company without “cause.” In the event of a Change in Control prior to the end of the three-year performance period, the number of performance-based restricted stock units earned will be determined as of the date of the Change in Control based on actual performance through such date. Such performance-based restricted stock units that are deemed earned pursuant to the preceding sentence will vest on the date of the Change in Control, subject to the employee’s continued employment or service to the Company or its subsidiaries through the date of the Change in Control.

		Without Cause or for Good Reason Termination
Name	Benefit	Without Change in Control	With Change in Control	Termination for Death	Termination for Disability
Chirag Patel	Cash	$—	$—	$—	$—
	Accelerated options	$—	$—	$—	$—
	Accelerated RSUs(1)	$—	$2,933,330	$—	$—
	PSUs(2)	$13,044,141	$13,044,141	$13,044,141	$13,044,141
	Health Care & Outplacement	$—	$—	$—	$—
	TOTAL	$13,044,141	$13,044,141	$13,044,141	$13,044,141
Chintu Patel	Cash	$—	$—	$—	$—
	Accelerated options	$—	$—	$—	$—
	Accelerated RSUs(1)	$—	$2,900,330	$—	$—
	PSUs(2)	$13,044,141	$13,044,141	$13,044,141	$13,044,141
	Health Care & Outplacement	$—	$—	$—	$—
	TOTAL	$13,044,141	$13,044,141	$13,044,141	$13,044,141
Anastasios Konidaris	Cash	$1,263,600	$1,263,600	$—	$—
	Accelerated options	$—	$—	$—	$—
	Accelerated RSUs(1)	$—	$3,759,798	$—	$—
	PSUs(2)	$5,764,477	$5,764,477	$5,764,477	$5,764,477
	Health Care & Outplacement	$85,144	$85,144	$—	$—
	TOTAL	$7,113,221	$10,873,019	$5,764,477	$5,764,477
Andrew Boyer	Cash	$1,754,400	$2,714,400	$—	$—
	Accelerated options	$—	$—	$—	$—
	Accelerated RSUs(1)	$1,255,410	$3,260,941	$—	$—
	PSUs(2)	$4,997,108	$4,997,108	$4,997,108	$4,997,108
	Health Care & Outplacement	$122,192	$122,192	$—	$—
	TOTAL	$8,129,110	$11,094,642	$4,997,108	$4,997,108
Nikita Shah	Cash	$1,081,776	$1,081,776	$—	$—
	Accelerated options	$—	$—	$—	$—
	Accelerated RSUs(1)	$846,344	$3,029,844	$—	$—
	PSUs(2)	$4,622,583	$4,622,583	$4,622,583	$4,622,583
	Health Care & Outplacement	$58,405	$58,405	$—	$—
	TOTAL	$6,609,108	$8,792,607	$4,622,583	$4,622,583
Jason Daly	Cash	$818,550	$936,242	$—	$—
	Accelerated options	$—	$—	$—	$—
	Accelerated RSUs(1)	$—	$2,403,625	$—	$—
	PSUs(2)	$3,707,744	$3,707,744	$3,707,744	$3,707,744
	Health Care & Outplacement	$61,100	$72,200	$—	$—
	TOTAL	$4,587,394	$7,119,811	$3,707,744	$3,707,744
(1)	Represents unvested restricted stock units that would accelerate in connection with the applicable termination event valued based on the closing price of our Class A common stock on December 31, 2024, which was $7.92.
(2)	Represents unvested performance-based restricted stock units that would be earned in connection with the applicable termination event valued based on the closing price of our Class A common stock on December 31, 2024, which was $7.92. These amounts reflect probable achievement as of December 31, 2024.

Release

The obligation of the Company to provide the salary continuation and other severance benefits described above is contingent upon and subject to the execution and delivery by the executive officer of a general release of claims against the Company.

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Pay Ratio Disclosure

In accordance with Item 402(u) of Regulation S-K, we intended to utilize the same median employee identified in our 2023 proxy statement because there has been no substantive change in our employee population or employee compensation arrangements that we believe would result in a significant change to our pay ratio disclosure. During 2024, the median employee had a significant work status change that caused the employee’s compensation to no longer be representative of our median pay and would therefore result in a significant change in our pay ratio disclosure. Accordingly, and as permitted by SEC rules, we substituted an alternate employee for 2024 whose 2024 compensation was substantially similar to the 2023 median employee’s compensation using the original identification process in 2023. See our 2024 proxy statement for information regarding the process we utilized to determine our median employee.

The 2024 annual total compensation of the alternate median employee was $12,079.55. The median employee is located in India. Since the Company operated with Co-CEOs for 2024, the annual total compensation of $7,184,709.43 for Mr. Chintu Patel, which was moderately higher than Mr. Chirag Patel, was used. Had we used Mr. Chirag Patel, our pay ratio would not have changed significantly. The ratio of the compensation of the median employee to Mr. Chintu Patel’s compensation was 1 to 595.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described in our 2024 proxy statement.

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Pay Versus Performance Disclosure

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. The sum and/or computation of individual numerical amounts disclosed in the following tables and related footnotes may not equal the total due to rounding.

							Value of Initial Fixed $100 Investment based on(4)
Year	Summary Compensation Table Total for Chirag Patel(1) ($)	Summary Compensation Table Total for Chintu Patel(1) ($)	Compensation Actually Paid to Chirag Patel(1)(2)(3) ($)	Compensation Actually Paid to Chintu Patel(1)(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) ($)	TSR ($)	Peer Group TSR ($)	Net Income (Loss) ($ Millions)	Adjusted EBITDA ($ Millions)(5)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	7,187,970	7,191,109	11,851,838	11,854,977	2,593,309	4,698,532	164.32	135.41	(74)	627
2023	2,370,386	2,367,553	9,458,710	9,455,877	1,679,146	5,801,457	125.93	124.97	(49)	558
2022	5,048,110	5,062,732	(1,835,706)	(1,821,083)	2,348,670	(121,995)	41.29	123.43	(255)	514
2021	4,785,116	4,798,825	1,383,918	1,397,627	2,420,041	1,421,310	99.38	129.31	20	512
2020	2,320,716	2,328,528	3,422,575	3,430,387	1,922,858	1,985,608	94.81	114.32	69	433

(1)	Chirag Patel and Chintu Patel were our Co-PEOs for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022	2023	2024
Andrew Boyer	Andrew Boyer	Andrew Boyer	Andrew Boyer	Andrew Boyer
Anastasios Konidaris	Anastasios Konidaris	Anastasios Konidaris	Anastasios Konidaris	Anastasios Konidaris
Nikita Shah	Nikita Shah	Nikita Shah	Nikita Shah	Nikita Shah
Joseph Todisco	Joseph Todisco	Jason Daly	Jason Daly	Jason Daly
Todd Branning

(2)	The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)	Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the amounts from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Chirag Patel ($)	Exclusion of Stock Awards for Chirag Patel ($)	Inclusion of Equity Values for Chirag Patel ($)	Compensation Actually Paid to Chirag Patel ($)
2024	7,187,970	(5,473,333)	10,137,201	11,851,838

Year	Summary Compensation Table Total for Chintu Patel ($)	Exclusion of Stock Awards for Chintu Patel ($)	Inclusion of Equity Values for Chintu Patel ($)	Compensation Actually Paid to Chintu Patel ($)
2024	7,191,109	(5,473,333)	10,137,201	11,854,977

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Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	2,593,309	(1,633,256)	3,738,479	4,698,532

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Chirag Patel ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Chirag Patel ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Chirag Patel ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Chirag Patel ($)	Total - Inclusion of Equity Values for Chirag Patel ($)
2024	8,776,917	1,402,957	—	(42,673)	10,137,201

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Outstanding and Unvested as of Last Day of Year for Chintu Patel ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Chintu Patel ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Chintu Patel ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Chintu Patel ($)	Total - Inclusion of Equity Values for Chintu Patel ($)
2024	8,776,917	1,402,957	—	(42,673)	10,137,201

Year	Average Year- End Fair Value of Equity Awards Granted During Year That Remained Outstanding and Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	2,568,472	1,266,281	(87,384)	(8,890)	3,738,479
(4)	The Peer Group TSR set forth in this table utilizes the Dow Jones U.S. Select Pharmaceuticals Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K, included in our Annual Report for the year ended December 31, 2024. The comparison assumes $100 was invested for the period starting December 31, 2019 (the last trading day of fiscal 2019), through the end of the listed year in the Company and in the Dow Jones U.S. Select Pharmaceuticals Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)	We determined adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs in 2024. We may determine a different financial performance measure to be the most important financial performance measure in future years. Adjusted EBITDA is not a term defined under U.S. GAAP. We define adjusted EBITDA as net income before net interest expense, income taxes, and depreciation and amortization, as adjusted for certain other items described in our SEC filings, including stock-based compensation expense, acquisition, site closure and idle facility expenses, restructuring and other charges, net charges related to legal matters, asset impairment charges, foreign exchange losses or gains, change in fair value of contingent consideration, and insurance recoveries for property losses and associated expenses. Prior to January 1, 2022, research and development milestone expenses related to license and collaboration agreements were excluded from our calculation of adjusted EBITDA. Effective January 1, 2022, we no longer exclude research and development milestone expenses related to license and collaboration agreements from adjusted EBITDA. The amounts shown in this column for the fiscal years ended December 31, 2024, December 31, 2023, December 31, 2022, December 31, 2021 and December 31, 2020 reflect this modified approach; for prior periods, refer to our Form 8-K filed with the Securities and Exchange Commission on May 4, 2022 for a full reconciliation of previously reported non-GAAP results, including adjusted EBITDA, to revised non-GAAP results. As a result of this modified approach, our reported adjusted EBITDA for the fiscal years ended December 31, 2021 and December 31, 2020 was revised to $512 million and $433 million, respectively.

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Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the five most recently completed fiscal years and the Dow Jones U.S. Select Pharmaceuticals Index TSR.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Company TSR

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Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income

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Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Adjusted EBITDA

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Adjusted EBITDA during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Adjusted EBITDA

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEOs and other NEOs for 2024 to Company performance. The measures in this table are not ranked.

Adjusted EBITDA Stock Price

# # #

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Proposal 2 Advisory Vote on Executive Compensation

Introduction

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs, which are guided by the principle of “pay for performance,” are designed to attract, motivate, and retain our named executive officers, reinforce the execution of our business strategy and the achievement of our business objectives, and align the interests of our executive officers with the interests of our stockholders, with the ultimate objective of improving stockholder value. Under these programs, our named executive officers are rewarded for the achievement of annual and long-term goals and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” beginning on page 31 for additional details about our executive compensation programs, including information about the fiscal 2024 compensation of our named executive officers.

We believe that our compensation program has been instrumental in helping the Company achieve strong financial performance.

Therefore, we are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The say on pay vote is advisory, and therefore not binding on our Company, the Compensation Committee or our Board of Directors. However, our Board of Directors and our Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote and the concerns of our stockholders when making future decisions on the compensation of our named executive officers and our Company’s compensation principles, policies and procedures.

In accordance with the Board’s policy of holding annual say on pay votes (as well as the Board’s recommendation regarding Proposal No. 3 below), we expect that the next advisory vote to approve executive compensation will occur at our 2026 Annual Meeting.

Required Vote

Approval of this proposal requires the affirmative vote of a majority in voting power of the shares of common stock present in person, by remote communication or by proxy at the annual meeting and entitled to vote on the proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE, IN AN ADVISORY MANNER, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

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Proposal 3 Advisory Vote on the Frequency of Future “Say on Pay” Votes

Introduction

The Dodd-Frank Act also enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules (such as Proposal No. 2 included on page 55 of this proxy statement). By voting on this Proposal No. 3, stockholders may indicate whether they prefer an advisory vote on named executive officer compensation to be held every one year, every two years or every three years.

After careful consideration of this proposal, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore our Board of Directors recommends that you vote in favor of holding the advisory vote on executive compensation on an annual basis.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting.

Required Vote

The frequency option that receives the most votes cast will be considered to be the frequency that has been selected by our stockholders. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, our Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE, IN AN ADVISORY MANNER, FOR THE OPTION OF EVERY “ONE YEAR” FOR THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

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Security Ownership of Certain Beneficial Owners and Management

Beneficial Ownership

The following table sets forth information as of March 14, 2025, with respect to the beneficial ownership of our Class A common stock and shows the number of and percentage owned by:

•	each person or entity our Company believes to be the beneficial owner of more than five percent of any class of our common stock based solely on management’s review of SEC filings;
•	each named executive officer listed in the summary compensation table;
•	each director; and
•	all of our current directors and executive officers as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of stock held by such person. As of March 14, 2025, 313,382,260 shares of Class A common stock were outstanding.

Name(1)	Shares of Common Stock	Options(2)	RSUs(2)	Total	% of Class
Emily Peterson Alva	170,771	53,021	40,258	264,050	*
Deborah M Autor	53,402	—	40,258	93,660	*
Andrew Boyer	290,106	373,033	—	663,139	*
J. Kevin Buchi(3)	262,072	81,397	40,258	383,727	*
Jason B. Daly	32,606	—	—	32,606	*
Jeff George	269,537	28,506	40,258	338,301	*
John Kiely	267,175	—	40,258	307,433	*
Anastasios Konidaris	621,882	—	—	621,882	*
Paul Meister	727,692	115,156	56,361	899,209	*
Ted Nark	300,771	53,021	40,258	394,050	*
Chintu Patel(4)	25,617,285	53,021	—	25,670,306	8.19
Chirag Patel(5)	22,127,400	53,021	—	22,180,421	7.08
Gautam Patel	1,808,886	53,021	40,258	1,902,165	*
Nikita Shah	483,069	131,856	—	614,925	*
Shlomo Yanai	245,727	28,506	40,258	314,491	*
Total Current Directors and Executive Officers as a Group (15 Persons)	53,278,381	1,023,559	378,425	54,680,365	17.45

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Set forth below is a table demonstrating the ownership of the Amneal Group(6) as of March 14, 2025:

Name(1)	Shares of Class A Common Stock(2)	% of Class
Akram Mahesh(7)	26,856,413	8.57%
Tushar Patel(8)	48,578,209	15.50%
Dipan Patel(9)	23,828,992	7.60%
Chintu Patel(4)	25,670,306	8.19%
Chirag Patel(5)	22,180,421	7.08%
Other Members of the Amneal Group	10,015,765	3.20%
TOTAL AMNEAL GROUP(9)	157,130,106	50.14%
*	Less than 1%
(1)	Unless otherwise noted, the address for each beneficial owner listed on the table is Amneal Pharmaceuticals, Inc., 400 Crossing Boulevard, Bridgewater, NJ 08807.
(2)	Column includes shares underlying exercisable stock options and stock options and restricted stock unit awards that will vest within 60 days of March 14, 2024.
(3)	J. Kevin Buchi may be deemed to beneficially own 262,072 shares of Class A common stock held of record by a family trust.
(4)	Chintu Patel may be deemed to beneficially own 24,753,252 shares of Class A common stock held of record by The Chintu Patel Revocable Trust and The Falguni Patel Revocable Trust.
(5)	Chirag Patel may be deemed to beneficially own 21,269,420 shares of Class A common stock held of record by The Chirag Patel Revocable Trust and The Priti Patel Revocable Trust. Mr. Patel has pledged to Credit Suisse AG 21,269,420 shares of Class A common stock to secure the obligations of those certain borrowers to the Promissory Note and Collateral Agreement dated December 10, 2021 (as modified from time to time).
(6)	See “Corporate Governance – Corporate Structure” above for a discussion of the relationship between the Amneal Group and the Company. Messrs. Chintu Patel, Chirag Patel and Gautam Patel are members of the Amneal Group and also members of our Board, and their shares are reported in the “Executive Officers and Directors” table above. Shares of Class A common stock held by members of the Amneal Group other than Messrs. Akram Mahesh, Chintu Patel, Chirag Patel, Dipan Patel and Tushar Patel are not reported in this table.
(7)	Akram Mahesh, c/o Tattva Fiduciary Company, 100 West Liberty Street, 10th Floor, Reno, NV 89501. As reported in the Schedule 13G/A filed by Akram Mahesh on November 14, 2024, Akram Mahesh has the sole power to (a) vote or direct the vote of and (b) dispose or direct the disposition of 26,856,413 shares.
(8)	c/o Tarsadia Investments, LLC, 520 Newport Center Drive, Twenty-First Floor, Newport Beach, CA 92660. Tushar Patel may be deemed to beneficially own 53,578,209 shares of Class A common stock held of record by Tushar Patel Family Trust.
(9)	c/o Buckhead America Hospitality, 2855 Springhill Parkway, Smyrna, GA 30080. Dipan Patel may be deemed to beneficially own 23,828,992 shares of Class A common stock held of record by Dipan Patel Living Trust, AP-1 Trust, AP-2 Trust, AP-3 Trust, AP-5 Trust, AP-7 Trust, and AP-9 Trust.

To our knowledge, except as noted above, no person or entity is the beneficial owner of more than five percent of the voting power of the Company’s stock.

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Certain Related Parties and Related Party Transactions

Review and Approval of Related Party Transactions

Our Board of Directors recognizes that transactions involving our Company and related parties present heightened risk of potential or actual conflicts of interest that may interfere—or even appear to interfere—with the interests of our Company. Therefore, it is the policy of our Company (as set forth in our written Related Person Transaction Policy and Procedures and Conflicts Committee Charter) that the Conflicts Committee of the Board of Directors shall review, approve or ratify any transaction with related parties required to be reported by our Company under the applicable rules and regulations governing related party transactions promulgated by the SEC. As discussed more fully in our Related Person Transaction Policy, in determining whether to approve a transaction, the Conflicts Committee considers all relevant facts and circumstances, including, among other factors, the material terms of the transaction, the approximate dollar value of the amount involved in the transaction, the nature of the related person’s interest in the transaction, the approximate dollar value of the amount of the related person’s direct or indirect interest in the transaction, whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, the importance of the transaction both to the Company and to the Related Person and whether the transaction would likely impair the judgment of a director or executive officer to act in the best interest of the Company. Copies of our Related Person Transaction Policy and Procedures and Conflicts Committee Charter are available on our website.

Related Party Transactions

See the footnotes to the tables in the section entitled “Security Ownership of Certain Beneficial Owners and Management” for a discussion of related party transactions between the Company and trusts controlled by Chirag Patel relating to pledging arrangements.

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Transactions Involving Our Co-CEOs (Mr. Chirag Patel and Mr. Chintu Patel)

Kanan, LLC

Kanan, LLC (“Kanan”) is an independent real estate company and the landlord of Amneal’s leased manufacturing facilities located at 65 Readington Road, Branchburg, New Jersey, 131 Chambers Brook Road, Branchburg, New Jersey and 1 New England Avenue, Piscataway, New Jersey, pursuant to certain lease agreements entered into by Amneal and Kanan (the “New Jersey Lease Agreements”). Pursuant to the New Jersey Lease Agreements, rent expense paid to Kanan for the year ended December 31, 2024 was approximately $2.4 million.

Chirag Patel and Chintu Patel beneficially own, through certain revocable trusts, 28.0% in the aggregate of the equity securities of Kanan. In addition, each of Chintu Patel and Chirag Patel serves on the Board of Managers of Kanan.

Kashiv Biosciences, LLC

Kashiv Biosciences, LLC (“Kashiv”) is an independent contract development organization that has historically been focused primarily on the development of 505(b)(2) NDA products utilizing its own proprietary technology platforms, particularly in the areas of abuse deterrence and bioavailability enhancement. Kashiv possesses deep knowledge and patented novel technologies for developing complex generic (including biosimilars) and specialty products, and Amneal has collaborated with Kashiv to develop a number of those products. As of December 31, 2024, the Company had $16.9 million outstanding and payable to, and $0.4 million receivable from, Kashiv.

Omalizumab Development and Commercialization Agreement

On July 1, 2024, Kashiv and Amneal entered into an exclusive development and commercialization agreement to distribute and sell Omalizumab, a biosimilar to XOLAIR®, in the U.S. and India. Kashiv is responsible for development, regulatory filings, obtaining FDA approval, and manufacturing for the product, and Amneal is responsible for commercialization and pricing activities. The term of the agreement is 10 years from the product’s launch date and automatically renews for terms of three years unless either party provides written notification of termination.

The agreement requires the Company pay $10.0 million as an up-front amount to Kashiv and potential future milestone payments of up to $75.0 million, upon achieving certain development, regulatory and sales milestones within agreed-upon timelines. The milestones include: (i) up to $32.5 million in development milestone payments, (ii) $22.5 million in regulatory approval and commercial launch milestone payments, and (iii) a $20.0 million sales-based milestone payment, which is contingent upon reaching a defined annual commercial sales volume for the product. In addition, the agreement provides for Amneal to pay a profit share of up to 45% of net profits, after considering manufacturing, marketing, royalty and shipping costs.

During the year ended December 31, 2024, the Company expensed amounts paid to Kashiv for: (i) the upfront amount of $10.0 million in connection with the execution of the agreement and (ii) an additional $10.0 million related to the first development milestone.

Biologic License and Commercialization Agreement

Amneal and Kashiv are party to a license and commercialization agreement (the “Kashiv License Agreement”) pursuant to which Kashiv and Amneal have agreed to cooperate with respect to certain development activities in connection with two biologic pharmaceutical products (the “Kashiv Products”). In addition, under the Kashiv License Agreement, Kashiv has appointed Amneal as its exclusive marketing partner for the Kashiv Products in the United States. In connection with the Kashiv License Agreement, Kashiv received an upfront payment of $1.5 million from Amneal in October 2017 and is entitled to share in Amneal’s net profits on the products if and when commercialized. The Kashiv License Agreement provided for potential future milestone payments to Kashiv of up to $183.0 million, as follows: (i) up to $22.5 million relating to regulatory approval and execution, (ii) up to $43.0 million for successful delivery of commercial launch inventory, (iii) up to $50.0 million depending on the number of competitors at launch for one product, and (iv) between $15.0 million and $67.5 million for the achievement of cumulative net sales for both products.

In July 2022, the Company and Kashiv amended the Kashiv License Agreement to, among other things, (i) eliminate milestones related to the manufacturing and delivery of the Kashiv Products, (ii) revise the net sales milestones to provide for future milestone payments by the Company to Kashiv of up to $37.5 million for the achievement of cumulative combined net sales goals for both products, and (iii) adjust the supply price of product that Kashiv manufacturers and supplies to the Company, which will lower the cost per unit of both products. The remaining milestones are subject to reaching certain commercial sales volume objectives. In addition, the agreement provides for Amneal to pay a profit share equal to 50% of net profits, after considering manufacturing and marketing costs.

On May 27, 2022, the FDA approved the biologic license application, associated with the amended Kashiv License Agreement, for Pegfilgrastim-pbbk. In connection with this regulatory approval and associated activity, the Company incurred a milestone of $15.0 million during the third quarter of 2022, which was paid to Kashiv at that time. The milestone was capitalized as an intangible asset and will be amortized to cost of sales over an estimated useful life of 8.3 years.

On May 12, 2023, the Company and Kashiv amended the Kashiv License Agreement to provide for, among other things, (i) Kashiv to have the right to develop either or both an auto-injector delivery system or an on-body injector for the biosimilar PEG-filgrastim, and (ii) the Company to have a right of first negotiation to launch and commercialize either or both of such products.

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In March 2024, the Company amended and restated the Kashiv License Agreement to include two additional in-development products, a pre-filled auto-injector delivery system for peg-filgrastim and a pre-filled on-body injector delivery system for peg-filgrastim. Consistent with the existing terms, Kashiv is responsible for development, regulatory filings, obtaining FDA approval, and manufacturing, and Amneal is responsible for commercialization and pricing activities of these product candidates. The amendment did not change the contractual terms related to existing commercialized biosimilar products. The amendment provides an incremental $14.5 million in potential future milestone payments specific to these in-development products, including $7.0 million for clinical and development milestones and $7.5 million for regulatory approval and first commercial-sales milestones. In addition, the amendment clarifies that future net sales milestones payments of up to $37.5 million, which did not change, shall be contingent upon reaching certain commercial sales volume objectives for the aggregate of all products under the amended and restated agreement. The agreement provides for Amneal to pay a profit share equal to 50% of net profits, after considering manufacturing and marketing costs.

Pursuant to the agreement described above, total payments for milestones, services and reimbursement of expenses paid to Kashiv for the year ended December 31, 2024 were $16.1 million. As of December 31, 2024, the Company had $9.2 million of inventory on hand associated with the amended Kashiv License Agreement.

Generic Product Development and Supply Agreement

In December 2022, Amneal and Kashiv entered into a development supply agreement specific to four generic product candidates. Amneal will be responsible for manufacturing batch products, as well as to perform certain developmental activities on behalf of Kashiv. Kashiv, as owner of the IP, will be responsible for regulatory filings, obtaining FDA approval, marketing, selling, and pricing activities. Kashiv is also responsible to reimburse Amneal for sourcing developmental materials at cost. Pursuant to the terms of the development supply agreement, Amneal is eligible to earn up to $2.4 million related to the aforementioned services. For the year ended December 31, 2024, the Company recognized $0.7 million related to reimbursable costs associated with developmental work for this agreement, as a reduction to research and development expenses.

Pursuant to the development supply agreement, Amneal maintained a right of first offer and negotiation to the licensing of each generic product candidate. In March 2024, Amneal and Kashiv entered into a license agreement for the development and commercialization of a long-acting injectable formulation of lanreotide acetate (the “Injectable License and Supply Agreement"). The existing development supply agreement remains effective for the remaining three generic product candidates.

Subject to the terms of the Injectable License and Supply Agreement, Amneal is responsible for development, regulatory approval, and commercialization of the product candidate in the U.S., whereas Kashiv is responsible for development and regulatory approval of the product candidate for all other territories outside the U.S. Contingent upon Kashiv obtaining regulatory approval outside the U.S., Amneal shall manufacture the commercial supply for Kashiv at a stated price. The term of the agreement is 10 years from the respective product’s launch date in the U.S.

During the year ended December 31, 2024, the Company recorded R&D expense of $10.5 million comprised of (i) $0.5 million for payment made upon execution of the license and supply agreement and (ii) $10.0 million for the achievement of a regulatory milestone upon the FDA’s written acceptance of a drug approval application filing. The agreement provides for potential future milestone payments to Kashiv of up to $25.0 million as follows: (i) up to $10.0 million relating to developmental milestones; (ii) up to $10.0 million for U.S. regulatory approval and initial commercial launch milestones; and (iii) up to $5.0 million for the achievement of annual commercial milestones. In addition, the agreement provides for Amneal to pay a profit share equal to 50% of net profits, after considering manufacturing and marketing costs. As of December 31, 2024, the Company had a liability of $10.0 million related to the achievement of a regulatory milestone under the Injectable License and Supply Agreement.

Sale of Subsidiary

On April 30, 2024, Amneal closed on the sale of a wholly owned subsidiary in India to a subsidiary of Kashiv for total consideration of `1.0 billion, or $12.2 million. Total consideration consisted of a `416.2 million, or $5.0 million, cash payment at closing and the assumption of a loan payable of `598.6 million, or $7.2 million, payable to another subsidiary of Amneal in India. The loan payable bore interest of 11% on the unpaid principal and was due on or before December 31, 2024. The Company was permitted to offset royalties or other amounts payable to Kashiv with any overdue principal and accrued interest on the loan payable. On December 27, 2024, Kashiv paid the loan and accrued interest in full. The subsidiary’s assets and liabilities were primarily comprised of a building under construction and a note payable, respectively. The subsidiary had no business activity other than the construction of the building. As a result of the sale, the Company recognized a pre-tax gain of $3.8 million in other income, net and $0.5 million of interest income related to the loan payable within its Affordable Medicines segment for the year ended December 31, 2024.

Other Arrangements

During the second quarter of 2021, the Company and Kashiv entered into a Storage Agreement pursuant to which the Company agreed to provide storage and inventory transfer services for a period of one year, which has been extended until June 30, 2025. Pursuant to this arrangement, Kashiv paid the Company approximately $0.2 million in the year ended December 31, 2024.

The Company and Kashiv are also party to an arrangement whereby the Company leases parking spaces from Kashiv, pursuant to which the Company pays to Kashiv approximately $0.1 million per year.

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Chirag Patel and Chintu Patel beneficially own, directly and through certain revocable or irrevocable trusts for the benefit of their immediate families, 50% in the aggregate of the outstanding equity securities of Kashiv. In addition, each of Chintu Patel and Chirag Patel serve on the Board of Managers of Kashiv.

Avtar Investments, LLC and Avtar Enterprise, LLC

Avtar Investments, LLC is a private investment firm and Avtar Enterprise, LLC is a private portfolio company (collectively, “Avtar”). Chirag Patel and Chintu Patel beneficially own, directly and through certain revocable trusts, outstanding equity securities of Avtar. In July 2020, the Company entered into an agreement with Avtar Enterprise under which Avtar agreed to provide consulting services relating to certain clinical studies and regulatory advice for generic pharmaceutical products in development by the Company. Avtar and Amneal amended the agreement in 2022 to include several inhalation products and specialty programs. For the year ended December 31, 2024, the Company recorded $0.3 million in expenses related to the consulting agreement. As of December 31, 2024, $0.1 million was due to Avtar.

Employment and Stockholder Arrangements with Immediate Family Members

Kanubhai Patel, the father of Chirag and Chintu Patel, is employed by us and serves as an operational and strategic advisor to the Company and its Indian subsidiaries, including but not limited to Amneal Pharmaceuticals India Private Limited. During the fiscal year ended December 31, 2024, Mr. Kanubhai Patel had total cash compensation of approximately $446,935. In addition, he received a long-term incentive award in 2025 with a determined value of $225,000.

Bindu Patel, a sister of Chirag and Chintu Patel, is employed by us as a senior manager in the information technology department. During the fiscal year ended December 31, 2024, Ms. Bindu Patel had total compensation of approximately $162,810.

The Reorganization

As disclosed above under “Corporate Governance—Corporate Structure, Reorganization and Transfer of Listing Exchange,” on November 7, 2023, we implemented a plan pursuant to which the Company and Amneal LLC reorganized and we simplified our corporate structure by eliminating our umbrella partnership-C-corporation structure and converting to a more traditional structure whereby all stockholders hold their voting and economic interests directly through the public company, which we refer to as the Reorganization. Effective with the Reorganization, the Company holds directly or indirectly 100% of the Amneal Common Units and the Company has the sole voting power to make all of Amneal LLC’s business decisions and control its management. Following the implementation of the Reorganization, Amneal Intermediate, Inc., a Delaware corporation (formerly known as Amneal Pharmaceuticals, Inc.) (for purposes of the Reorganization, “Old Amneal”), became a wholly-owned subsidiary of a new holding company, Amneal Pharmaceuticals, Inc., a Delaware corporation (formerly known as Amneal NewCo Inc.) (for purposes of the Reorganization, “New Amneal”).

To effectuate the Reorganization, we entered into and/or amended various organizational agreements and documents, including agreements and plans of merger, certificates of incorporation and bylaws, as well as amendments to other agreements that are described more fully in this section.

Agreements Entered into in Connection with the Combination and the PIPE Investment

In 2018, Amneal entered into an important strategic transaction that we refer to as the Combination. The Combination was a transformative event that established Amneal as an industry leader with high-value generic product pipelines and a growing specialty business. The following summarizes the agreements we entered in connection with the Combination.

Stockholders Agreement

See the “Corporate Governance” section of this proxy statement for a summary of the material terms of the Stockholders Agreement. In connection with the Reorganization, on November 7, 2023, Old Amneal amended and restated the Stockholders Agreement in order to facilitate the Reorganization.

PIPE Investment

As previously disclosed in connection with the Combination, on May 4, 2018, members of the Amneal Group entered into definitive purchase agreements (the “PIPE Purchase Agreement”) that provided for a private placement of certain shares of Class A common stock and Class B-1 common stock (the “PIPE Investment”) with select institutional investors (the “PIPE Investors”). Following the PIPE Investment, the PIPE Investors owned collectively approximately 15% of the Company’s shares on a fully diluted and as converted basis, with TPG owning all outstanding shares of Class B-1 common stock. As a result of the Conversion in 2019, there are no longer any shares of Class B-1 common stock outstanding.

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In connection with the Combination and in furtherance of the PIPE Investment, TPG, the Amneal Group and the Company entered into the PIPE Side Letter providing for certain rights and obligations of each in connection with the PIPE Investment. Pursuant to the PIPE Side Letter, TPG has customary registration rights with respect to the Company’s shares owned by TPG. The PIPE Side Letter also provides TPG the right to designate a Board observer with respect to the Company’s Board of Directors, as well as the right, subject to certain ownership thresholds discussed herein, to designate a director for appointment to the Company’s Board of Directors.

Registration Rights Agreement

We entered into a Registration Rights Agreement with the PIPE Investors in connection with the closing of the Combination pursuant to which PIPE investors received certain registration rights whereby the Company and Impax were required to jointly prepare and file with the SEC a shelf registration statement on Form S-1 with respect to resales of all shares of Class A common stock beneficially owned by the Amneal Group. We agreed to use our reasonable best efforts to become eligible to use Form S-3 and, upon becoming eligible, we agreed to promptly file a shelf registration statement on Form S-3.

Tax Receivable Agreement

Pursuant to the LLC Agreement, in effect at the Combination, the Amneal Group and its permitted transferees had the right to redeem all or a portion of their Amneal Common Units (defined herein) for Class A common stock. In connection with such redemption, Old Amneal received a “step-up” in its share of the tax basis in the Amneal LLC assets, and Old Amneal agreed to pay the Members (as defined below) for the value of such benefits.

In connection with the Reorganization, on November 7, 2023, Old Amneal amended that certain Tax Receivable Agreement, dated as of May 4, 2018 (as amended, the “Tax Receivable Agreement”), among Old Amneal and the Amneal Group (such amendment, the “TRA Amendment”), in order to (i) provide that the percentage of the applicable tax savings the Amneal Group will be entitled to thereunder is decreased from 85% to 75% and (ii) facilitate the Reorganization.

The Tax Receivable Agreement continues to govern the administration and allocation between the parties of tax liabilities and benefits arising prior to, as a result of, and subsequent to the Combination, and the respective rights, responsibilities and obligations of the Members and the Company with respect to various other tax matters. The term “Members” includes the then existing members of Amneal LLC at Closing (other than Old Amneal) and any persons who have executed and delivered a joinder in accordance with the Tax Receivable Agreement. Chirag Patel, Chintu Patel and Gautam Patel are Members.

Determination of Realized Tax Benefit

Under the Tax Receivable Agreement, the Company and Old Amneal will ensure that Amneal LLC and its subsidiaries that are treated as a partnership for U.S. federal income tax purposes will have in effect an election under Section 754 of the Code.

Basis Schedules

Within 90 days after the filing of the U.S. federal income tax return of Old Amneal for each relevant taxable year, Old Amneal will at its own expense deliver to the Members a schedule that shows (a) the basis adjustments with respect to the reference assets as a result of the relevant exchanges through the Reorganization, calculated (i) in the aggregate and (ii) solely with respect to exchanges by the applicable Member; (b) the period (or periods) over which the reference assets are amortizable and/or depreciable; and (c) the period (or periods) over which each basis adjustment is amortizable and/or depreciable.

Tax Benefit Schedules

Within 90 days after the filing of the U.S. federal income tax return of Old Amneal for any taxable year in which there is a realized tax benefit or realized tax detriment, Old Amneal shall, at its own expense, deliver to the Members a schedule showing the calculation of the realized tax benefit or realized tax detriment for such taxable year.

Tax Benefit Payments

Each Member is entitled to receive an amount equal to the sum of (1) 75% of the cumulative net realized tax benefit attributable to such Member as of the end of such taxable year over the aggregate amount of all tax benefit payments previously made to such Member, and (2) the interest calculated at the agreed rate from the due date for filing the U.S. federal income tax return of Old Amneal for such taxable year until the date on which Old Amneal makes a timely tax benefit payment to the Member.

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Termination

Old Amneal may terminate the Tax Receivable Agreement with the written approval of a majority of the independent directors of the Company’s Board of Directors by making a payment to the Members, equal to the present value of the tax benefit payments to be paid to each such Member, discounted at the lesser of ICE LIBOR plus 100 basis points or 6.50% per annum, compounded annually (an “Early Termination Payment”). The Tax Receivable Agreement will also be deemed to be terminated by Old Amneal and an Early Termination Payment by Old Amneal will be required in the event of either (a) a Change of Control (as defined below) or (b) a material breach by Old Amneal of any of its material obligations under the Tax Receivable Agreement.

A “Change of Control” includes (a) any person other than the Amneal Group and their permitted transferees beneficially owning more than 50% of the combined voting power of the Company; (b) the liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company, unless the sale is to an entity of which at least 50% of the combined voting power is owned by the Company’s Stockholders who owned the Company immediately prior to such sale in substantially the same proportions; (c) a business combination of the Company or any of its subsidiaries with any other entity, after which the Company’s Board of Directors immediately prior to such combination does not constitute at least a majority of the Board of Directors of the surviving company or its parent, or all of the beneficial owners of the voting securities of the Company prior to such combination do not beneficially own more than 50% of the combined voting power of the surviving entity; and (d) the following individuals ceasing to constitute a majority of the Company’s Board of Directors: (i) the directors of the Company as of November 7, 2023 (“Initial Directors”) and (ii) any new director whose appointment or nomination was approved by at least two-thirds of the directors who were (x) Initial Directors or (y) whose appointment or nomination was approved by at least two-thirds of the Initial Directors.

LLC Agreement

In connection with the Combination, Amneal LLC, the Company and the Existing Amneal Members (and the Amneal Group following the assignment and transfer by the Existing Amneal Members (as defined in the LLC Agreement) of Amneal Common Units to the Amneal Group) entered into and are governed by the LLC Agreement, which sets forth, among other things, certain transfer restrictions on Amneal Common Units, and rights to redeem Amneal Common Units in certain circumstances. The following summary of the terms of the LLC Agreement is not a complete description thereof and is qualified in its entirety by the full text thereof. Undefined capitalized terms in this section have the meaning ascribed to them in the LLC Agreement.

In connection with the Reorganization, on November 7, 2023, Amneal LLC entered into the Fourth A&R LLC Agreement, in order to (i) remove the requirement for Amneal LLC to make tax distributions, (ii) reflect the addition of New Amneal as a member and the removal as members of the former holders of Old Amneal Class B Common Stock after conversion of the Common Units paired with Old Amneal Class B Common Stock to New Amneal Class A common Stock and (iii) to facilitate the Reorganization.

Appointment of the Company as Manager

Under the LLC Agreement, the Company is admitted as the sole managing member of Amneal LLC. As the managing member, the Company will conduct, direct and exercise full control over all activities of Amneal LLC, including day-to-day business affairs and decision-making of Amneal LLC, without the approval of any other member. As such, the Company, through Amneal’s LLC officers, will be responsible for all operational and administrative decisions of Amneal LLC and the day-to-day management of Amneal’s LLC business.

Pursuant to the terms of the LLC Agreement, the Company will not be permitted, under any circumstances, to be removed as managing member by the members of Amneal LLC. The Company will not resign or cease to be the managing member unless proper provision is made for the obligations of the Company to remain in full force and effect.

The managing member may cause Amneal LLC to contract with the managing member or any affiliate of the managing member as long as the contracts are on terms comparable to those available to others dealing at arm’s length or are approved by the members (other than the managing member and its controlled affiliates) holding a majority of the Amneal Common Units.

Officers

The managing member will appoint the officers of Amneal LLC to implement the day-to-day business and operations of Amneal LLC. In the event of a vacancy, the managing member has the right to appoint a new officer to fill the vacancy.

Compensation

The Company will not be entitled to compensation for its services as managing member. It will be entitled to reimbursement by Amneal LLC for reasonable fees and expenses incurred on behalf of Amneal LLC, except for payment obligations of the Company under the Tax Receivable Agreement.

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Report of the Audit Committee

Under the guidance of a written charter adopted by our Board of Directors, the Audit Committee oversees our management’s conduct of the financial reporting process on behalf of the Board of Directors. A copy of the charter is available at the investor relations section of our company’s website, http://investors.amneal.com. The Audit Committee also appoints the independent registered public accounting firm to be retained to audit our company’s consolidated financial statements and internal control over financial reporting, and once retained, the independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee is responsible for pre-approving both audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee’s charter reflects the above-mentioned responsibilities, and the Audit Committee and the Board of Directors periodically review and revise the charter.

Management is responsible for our company’s financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Our company’s independent registered public accounting firm is responsible for auditing those consolidated financial statements and expressing an opinion on the conformity of the consolidated financial statements with accounting principles generally accepted in the United States of America. In addition, our company’s independent registered public accounting firm will express its own opinion on the effectiveness of the company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews.

The Audit Committee meets at least four times annually, or more frequently as circumstances dictate. During fiscal 2024, the Audit Committee met four times. The Audit Committee also met with management periodically to consider the adequacy of our company’s internal controls, and discussed these matters and the overall scope and plans for the audit of our company with our independent registered public accounting firm, Ernst & Young LLP. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of the effectiveness of our internal control over financial reporting, and the overall quality of our financial reporting. The Audit Committee also discussed with senior management our company’s disclosure controls and procedures and the certifications by our co-chief executive officers and chief financial officer, which are required by the SEC under the Sarbanes-Oxley Act of 2002 for certain of our company’s filings with the SEC. The Audit Committee also met separately from time to time with our chief financial officer and, at least quarterly, the Audit Committee met in executive session.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, management’s assessment of the effectiveness of our company’s internal control over financial reporting and the independent registered public accounting firm’s evaluation of the effectiveness of our company’s internal control over financial reporting as of December 31, 2024. The Audit Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of the consolidated financial statements with accounting principles generally accepted in the United States of America, its judgments as to the quality, not just the acceptability, of our company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements and such other matters as are required to be discussed with the Audit Committee under auditing standards of the Public Company Accounting Oversight Board (PCAOB). In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence from our company and our management, including the matters in the written disclosures and letter which were received by the Audit Committee from the independent registered public accounting firm as required by the applicable requirements of the PCAOB, and considered the compatibility of non-audit services with Ernst & Young LLP’s independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the board approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

Audit Committee:
John Kiely (Chair)
Emily Peterson Alva
Deb Autor
J. Kevin Buchi
Jeff George

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Proposal 4 Appointment of Independent Registered Public Accounting Firm

Introduction

The Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements and the effectiveness of our internal control over financial reporting for the fiscal year ending December 31, 2025.

We are asking our stockholders to ratify the selection of Ernst & Young as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, our Board of Directors is submitting the selection of Ernst & Young to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

One or more representatives of Ernst & Young are expected to be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate stockholder questions.

Independent Registered Public Accounting Firm Fees

In addition to performing the audit of our consolidated financial statements, Ernst & Young has provided various other services during fiscal 2024 and 2023. The aggregate fees billed or expected to be billed for fiscal 2024 and 2023 for each of the following categories of services are as follows:

Type of Fees	Fiscal 2024	Fiscal 2023
Audit Fees	$5,591,100	$5,748,100
Audit-Related Fees	688,400	100,000
Tax Fees	364,100	352,700
All Other Fees	-	7,200
TOTAL	$6,643,600	$6,208,000

In accordance with the SEC’s definitions and rules, the terms in the above table have the following meanings:

“Audit Fees” are the aggregate fees billed or expected to be billed for each of fiscal 2024 and 2023 for professional services rendered by Ernst & Young for the audit of our consolidated financial statements included in our annual reports on Form 10-K and review of the unaudited consolidated financial statements included in our quarterly reports on Form 10-Q; SEC registration statements, including consents and review of documents filed with the SEC, consultation on accounting standards or transactions, and for services in connection with statutory or regulatory filings or engagements; and for services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements for fiscal 2024 and 2023.

“Audit-Related Fees” are the aggregate fees billed in fiscal 2024 and 2023 for assurance and related services by Ernst & Young that are reasonably related to the performance of the audit or review of our consolidated financial statements. The annual increase was primarily driven by work related to potential business development transactions.

“Tax Fees” are the aggregate fees billed in each of fiscal 2024 and 2023 for professional services rendered by Ernst & Young for tax compliance, tax advice and tax planning.

“All Other Fees” are the aggregate fees billed in each of fiscal 2024 and 2023 for products and services provided by Ernst & Young not included in the first three categories.

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The Audit Committee has reviewed summaries of the services provided by Ernst & Young and the related fees, and the Audit Committee has determined that the provision of the non-audit services described above is compatible in maintaining the independence of Ernst & Young.

All of the services described above that required pre-approval were pre-approved by the Audit Committee in accordance with its pre-approval policy. The Audit Committee pre-approval policy provides that all auditing services and all non-audit services to be provided by Ernst & Young be pre-approved by the Audit Committee, provided that the Audit Committee shall not approve any non-audit services prohibited by Section 10A(g) of the Exchange Act.

Required Vote

Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority in voting power of the shares of common stock present in person, by remote communication or by proxy at the annual meeting and entitled to vote on the proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

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Other Matters

Our management is not aware of any other matters to be presented for action at the annual meeting; however, if any such matters are properly presented for action, it is the intention of the proxy appointees to vote in accordance with their best judgment on such matters.

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About the Meeting

Why am I receiving these materials?

This proxy statement is provided to the stockholders of the Company as of the close of business on March 14, 2025 (the “Record Date”) in connection with the solicitation of proxies by our Board of Directors to be voted at our annual meeting of stockholders to be held virtually at www.virtualshareholdermeeting.com/AMRX2025 at 9:00 a.m., Eastern Daylight Time, on Tuesday, May 6, 2025, and at any adjournment or postponement of the meeting. This proxy statement provides important information that you should consider in deciding how to vote on the matters to be voted on at the annual meeting.

Why is the annual meeting being webcast online?

This year, the annual meeting will be a virtual meeting of stockholders held via a live audio webcast. The format of the virtual meeting has been designed to ensure that our stockholders who attend our annual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. Stockholders will be able to present questions online during the meeting through www.virtualshareholdermeeting.com/AMRX2025, providing our stockholders with the opportunity for meaningful engagement with the Company. In addition, stockholders will be permitted to submit a question in advance of the meeting at www.proxyvote.com after logging in with your 16-digit Control Number.

How do I participate in the virtual meeting?

Our annual meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by live audio webcast. No physical in-person meeting will be held.

The online meeting will begin promptly at 9:00 a.m. EDT. We encourage you to access the meeting prior to the start time leaving ample time for the check in. To participate in the meeting, you must have your 16-digit Control Number that is shown on your Notice or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials. You may access the annual meeting online, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/AMRX2025. Stockholders will be able to submit questions during the meeting by typing in your question into the “ask a question” box on the meeting page. If you lose your 16-digit Control Number, you may join the annual meeting as a “guest” but you will not be able to vote, ask questions or access the list of stockholders as of the close of business on the Record Date.

Will I be able to participate in the virtual meeting on the same basis as I would be able to participate in a live meeting?

The virtual meeting format for the annual meeting will enable full and equal participation by all of our stockholders from any place in the world at little to no cost.

The format of the virtual meeting has been designed to ensure that our stockholders who attend our annual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We will take the following steps to ensure such an experience:

•	providing stockholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses;
•	providing stockholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits; and
•	answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment issues, are not pertinent to meeting matters and therefore will not be answered.

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What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

Should you require technical assistance, support will be available by dialing 1-844-986-0822 (U.S.) or 1-303-562-9302 (International) during the meeting; these telephone numbers will also be displayed on the meeting webpage. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our website, including information on when the meeting will be reconvened.

What items will be voted on at the annual meeting?

At the annual meeting, the stockholders will consider and vote upon:

•	the election of 11 directors named in this proxy statement to hold office until the next annual meeting of stockholders (Proposal No. 1);
•	an advisory vote to approve executive compensation, commonly referred to as a “say on pay” proposal (Proposal No. 2);
•	an advisory vote to approve the frequency of future “say on pay” votes (Proposal No. 3); and
•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2025 (Proposal No. 4).

If you received a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction card for the annual meeting.

What is a proxy statement? What information is contained in this proxy statement?

It is a document that SEC regulations require us to give you when we ask you to designate proxies to vote on your behalf. The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the Company’s Board of Directors and Board committees, the compensation of our directors and executive officers for fiscal 2024 and other required information.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

We are pleased to be using the SEC rule that allows companies to furnish their proxy materials to stockholders over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of the proxy materials instead of a paper copy of the proxy materials. We believe that this process allows us to provide our stockholders with the information they need in a timelier manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail.

How can I access the proxy materials over the Internet?

The notice of annual meeting, proxy statement and annual report are available at www.proxyvote.com. Instead of receiving future copies of the proxy materials by mail, most beneficial owners can elect to receive an email that will provide electronic links to these documents. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business and will also give you an electronic link to the proxy voting site. If you received a Notice of Internet Availability, that notice will contain additional instructions on how to view our proxy materials on the Internet.

How may I obtain a paper copy of the proxy materials?

Stockholders receiving a Notice of Internet Availability will find instructions about how to obtain a paper copy of the proxy materials on that notice. All stockholders who do not receive a notice will receive a copy of the proxy materials by mail or email.

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What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s registrar and transfer agent, Computershare, you are considered a stockholder of record with respect to those shares.

If your shares are held in a brokerage account or with a bank or other nominee, you are considered the “beneficial owner” of those shares.

Who is entitled to vote at the annual meeting?

Each holder of record of our Class A common stock at the close of business on the Record Date is entitled to vote at the annual meeting (Class A common stock is referred to herein as the “voting common stock”). As of the Record Date, a total of 313,382,260 shares of Class A common stock were outstanding and are eligible to vote at the annual meeting. Each share of our Class A common stock is entitled to one vote per share on all matters with respect to which holders are entitled to vote.

How do I vote during the meeting?

We will be hosting the annual meeting live online. You can participate in the annual meeting live online at www.virtualshareholdermeeting.com/AMRX2025. The webcast will start at 9:00 a.m. EDT. Stockholders may vote and submit questions while attending the meeting online. You will need the 16-digit Control Number included on your Notice or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials in order to be able to vote and submit questions during the meeting.

Your shares may only be voted at the annual meeting if you are present by remote communication or are represented by proxy. Whether or not you plan to attend the annual meeting, we encourage you to vote by proxy in advance of the annual meeting to assure that your shares will be represented. Voting by proxy will in no way limit your right to vote at the annual meeting if you later decide to participate in the online meeting. Only your latest executed vote will count.

How do I vote my shares in advance without attending the Annual Meeting?

If you are a stockholder of record, you may vote by granting a proxy. Specifically, you may vote:

•	By Internet: If you have Internet access, you may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your Notice of Internet Availability or your proxy card in order to vote by Internet.
•	By Telephone: You may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit number included on your Notice of Internet Availability or your proxy card in order to vote by telephone.
•	By Mail: You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

What can I do if I change my mind after I vote my shares?

Stockholders of Record

If you are a stockholder of record, you may revoke your proxy at any time before it is exercised by timely submission of a written revocation to our corporate secretary at our principal executive offices located at 400 Crossing Boulevard, Bridgewater, New Jersey 08807, submission of a properly executed later-dated proxy, or by voting online at the annual meeting. Attendance at the annual meeting will not by itself constitute a revocation of a proxy.

Beneficial Owners

If your shares are held in the name of a broker, bank or other holder of record, that institution will instruct you as to how your vote may be changed and the deadline for doing so.

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If I am a stockholder of record, how will my shares be voted if I sign, date and return my proxy card? What if I do not specify a choice for a matter when returning my signed proxy card?

All shares entitled to vote that are represented by properly completed proxy cards received prior to the annual meeting and not revoked will be voted at the meeting in accordance with your instructions. If you sign and return a proxy card but do not indicate how your shares should be voted, the shares represented by your proxy card will be voted in accordance with the Board of Directors’ recommendations on Proposals 1-4 and in the discretion of the persons designated as proxies as to any other matter that may properly come before the annual meeting.

What if I am a beneficial owner and do not give voting instructions to my broker?

As a beneficial owner, to make sure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee.

If you do not provide voting instructions to your bank, broker or other nominee, your shares cannot be voted on any “non-routine” matters, which is commonly referred to as a “broker non-vote.”

Under current interpretations that govern broker non-votes, Proposal Nos. 1, 2 and 3 are considered non-routine matters, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposals. Proposal No. 4 is considered a routine matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal.

What constitutes a quorum?

The presence by remote communication or represented by proxy of the holders of a majority of the issued and outstanding shares of stock entitled to vote at the meeting shall constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee, such as a bank or broker, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner (see “What if I am a beneficial owner and do not give voting instructions to my broker?” above).

How will votes be counted?

With respect to Proposal No. 1, to be elected, a nominee for director must receive the affirmative vote of a majority of the votes cast with respect to such nominee by the holders of the shares of common stock voting in person, by remote communication or by proxy at the annual meeting. Approval of each of Proposal Nos. 2 and 4 requires the affirmative vote of a majority in voting power of the shares of common stock present in person, by remote communication or by proxy at the annual meeting and entitled to vote on the subject matter. For Proposal No. 3, the frequency option that receives the most votes cast will be considered to be the frequency that has been selected by our stockholders. Abstentions will not affect the outcome of the vote for Proposal Nos. 1 and 3, but will have the same effect as a vote “AGAINST” for Proposal Nos. 2 and 4. Broker non-votes will not affect the outcome of the vote for Proposal Nos. 1 through 4.

Who will count the votes?

A representative of American Election Services LLC will tally the vote and serve as inspector of the annual meeting.

How are proxies being solicited and who will pay for the solicitation of proxies?

We will bear the expense of the solicitation of proxies. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and employees by other means, including telephone, over the Internet or in person. No special compensation will be paid to our directors, officers or employees for the solicitation of proxies. To solicit proxies, we will also request the assistance of brokerage houses, banks and other custodians, nominees or fiduciaries, and, upon request, will reimburse such organizations or individuals for their reasonable expenses in forwarding soliciting materials to beneficial owners and in obtaining authorization for the execution of proxies.

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Additional Information

Stockholder Proposals for Inclusion in Our 2026 Annual Meeting Proxy Statement and Proxy Card

Under Exchange Act Rule 14a-8 (“Rule 14a-8”), any stockholder proposal to be considered by us for inclusion in our 2026 proxy statement and form of proxy card for next year’s annual meeting of stockholders, expected to be held in May 2026, must be received by our corporate secretary at our principal executive offices located at 400 Crossing Boulevard, Bridgewater, New Jersey 08807, not later than November 25, 2025 and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals that we receive, we reserve the right to omit from our proxy statement stockholder proposals that do not satisfy applicable SEC rules.

Director Nominations and Other Proposals to Be Presented at Our 2026 Annual Meeting

In addition, our Bylaws establish advance notice and other procedures with regard to stockholder nominations for director or any other stockholder proposals to be brought before an annual meeting of stockholders that will not be included in our proxy statement. In general, notice must be received by our corporate secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders and must contain specified information concerning the matters to be brought before the meeting and concerning the stockholder making the proposal. If no annual meeting was held in the previous year or if the annual meeting is called for a date that is more than 30 calendar days earlier or more than 60 calendar days later than such anniversary date, notice must be received not later than close of business on the 90th day prior, nor earlier than close of business on the 120th day prior, to the date of such annual meeting or, if the first public disclosure of the date of such annual meeting is less than 100 calendar days prior to the date of such annual meeting, the 10th calendar day following the day on which public disclosure of the date of such annual meeting is first made by the Company. Therefore, to be presented at next year’s annual meeting, director nominations and stockholder proposals that will not be included in our proxy statement must be received by our corporate secretary at the address above on or after close of business on January 6, 2026 but not later than close of business on February 5, 2026 and must contain the information specified in our Bylaws. A nomination or proposal also must comply with the additional procedures set forth in our Bylaws.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 9, 2026.

Householding

Some brokers, banks and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports or notices of Internet availability of proxy materials, as applicable. This means that only one copy of such items may have been sent to multiple stockholders in your household. We will promptly deliver, without charge, a separate copy of these documents to you if you so request by writing or calling as follows: Amneal Pharmaceuticals, Inc., Attention: Corporate Secretary, 400 Crossing Boulevard, Bridgewater, NJ 08807; telephone, (908) 947-3120. If you want to receive separate copies of the annual report and proxy statement or notice of Internet availability of proxy materials, as applicable, in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your broker, bank or other nominee record holder, or you may contact us at the above address and phone number.

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Appendix A Non-GAAP Financial Measures

Non-GAAP Financial Measures

This Proxy Statement includes certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted net income, adjusted diluted earnings per share and net leverage, which are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with GAAP. Management uses these non-GAAP historical measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company’s operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. The Compensation Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance and set its compensation. The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operations and trends while viewing the information through the eyes of management.

The non-GAAP adjusted diluted earnings per share for the year ended December 31, 2024 was calculated using the weighted average fully diluted shares outstanding of Class A common stock (inclusive of the effect of dilutive securities). The non-GAAP adjusted diluted earnings per share for the year ended December 31, 2023 was calculated using the weighted average diluted shares outstanding of Class A common stock (inclusive of the effect of dilutive securities) and assuming all shares of Class B common stock were converted to shares of Class A common stock as of January 1, 2023.

These non-GAAP measures are subject to limitations. The non-GAAP measures presented herein may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner.

Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs; and do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to net income, diluted earnings per share or any other measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate the Company’s business.

This Proxy Statement also includes certain non-GAAP forward-looking information, such as net leverage. The Company cannot, however, provide a reconciliation between non-GAAP targets and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, acquisition-related expenses, restructuring expenses and benefits, asset impairments, legal settlements, and other gains and losses. These items are uncertain, depend on various factors. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results.

A reconciliation of each non-GAAP measure to the most directly comparable GAAP measure is set forth below.

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Reconciliation of Net Loss to Adjusted Net Income and Calculation of Adjusted Diluted EPS

(unaudited, in thousands, except EPS)	Year Ended December 31, 2024	Year Ended December 31, 2023
Net loss	$(73,876)	$(48,722)
Adjusted to add (deduct):
Non-cash interest	1,735	7,017
GAAP provision for income taxes	18,863	8,452
Amortization	168,518	157,219
Stock-based compensation expense	27,552	26,822
Acquisition, site closure expenses, and idle facility expenses(1)	2,112	7,017
Restructuring and other charges	2,249	1,650
Loss on refinancing	-	40,805
Charges related to legal matters, including interest, net(2)	96,819	14,784
Asset impairment charges(3)	1,372	70,015
Change in fair value of contingent consideration	(930)	(14,497)
Increase in tax receivable agreement liability	50,680	3,124
System implementation expense(4)	2,366	5,363
Reorganization expenses(5)	-	5,927
Other	(1,286)	2,466
Provision for income taxes(6)	(66,278)	(60,014)
Net income attributable to non-controlling interests not associated with our class B common stock	(43,010)	(29,873)
ADJUSTED NET INCOME (NON-GAAP)	$186,886	$197,555
Weighted average diluted shares outstanding (Non-GAAP)(7)	320,645	310,234
ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP)	$0.58	$0.64
(1)	Acquisition, site closure, and idle facility expenses for the year ended December 31, 2024 primarily included rent for vacated properties. Acquisition, site closure, and idle facility expenses for the year ended December 31, 2023 primarily included site closure costs associated with the planned cessation of manufacturing at our Hauppauge, NY facility.
(2)	For the year ended December 31, 2024, charges related to legal matters, net were primarily associated with a settlement in principle on the primary financial terms for a nationwide resolution to the opioids cases that have been filed and that might have been filed against the Company by political subdivisions and Native American tribes across the United States. For the year ended December 31, 2023, charges related to legal matters, net were primarily comprised of (i) charges associated with civil prescription opioid litigation, (ii) a settlement of a customer claim, (iii) a settlement of commercial antitrust litigation, and (iv) a settlement of a stockholder derivative lawsuit.
(3)	Asset impairment charges for the year ended December 31, 2023 were primarily associated with the write-offs of intangible assets.
(4)	System implementation expense for the years ended December 31, 2024 and 2023 was primarily for the implementation of software to further integrate our acquired businesses.
(5)	On November 7, 2023, the Company implemented a plan to reorganize and simplify its corporate structure by eliminating its umbrella partnership-C-corporation structure and converting to a more traditional C-corporation structure, whereby all stockholders hold their voting and economic interests directly through the public company (“Reorganization”). For the year ended December 31, 2023, Reorganization expenses were comprised of professional fees.
(6)	The non-GAAP effective tax rates for the years ended December 31, 2024 and 2023 were 26.2% and 23.3%, respectively.
(7)	Weighted average diluted shares outstanding for the year ended December 31, 2024 consisted of fully diluted Class A common stock (inclusive of the effect of dilutive securities). Weighted average diluted shares outstanding for the year ended December 31, 2023 consisted of fully diluted Class A common stock (inclusive of the effect of dilutive securities) and Class B common stock, as if all shares of Class B common stock were converted to Class A common stock as of January 1, 2023.

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Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

(unaudited, in thousands)	Year Ended December 31, 2024	Year Ended December 31, 2023	Year Ended December 31, 2019(1)
Net loss	$(73,876)	$(48,722)	$(603,573)
Adjusted to add:
Interest expense, net	258,595	210,629	168,205
Provision for income taxes	18,863	8,452	383,331
Depreciation and amortization	236,191	229,400	207,235
EBITDA (Non-GAAP)	$439,773	$399,759	$155,198
Adjusted to add (deduct):
Stock-based compensation expense	27,552	26,822	21,679
Acquisition, site closure, and idle facility expenses(2)	2,112	7,017	73,471
Restructuring and other charges(3)	2,265	1,650	34,345
Loss on refinancing	-	40,805	-
Inventory related charges(4)	-	-	25,677
Charges related to legal matters, net(5)	96,692	11,824	12,591
Asset impairment charges(6)	1,372	70,107	175,210
Foreign exchange (gain) loss	6,846	(1,671)	4,962
Change in fair value of contingent consideration	(930)	(14,497)	-
Amortization of upfront payment(7)	-	-	36,393
Gain on sale of international businesses, net(8)	-	-	(7,258)
Increase (decrease) in tax receivable agreement liability(9)	50,680	3,124	(192,884)
System implementation expense(10)	2,366	5,363	-
Reorganization expenses(11)	-	5,927	-
Other	(1,286)	1,984	(446)
ADJUSTED EBITDA (NON-GAAP)	$627,442	$558,214	$338,938
(1)	Beginning in the first quarter of 2022, we no longer excluded research and development milestone expenses related to license and collaboration agreements from our non-GAAP financial measures and our line item components, including adjusted EBITDA. Adjusted results for the year ended December 31, 2019 have been revised to reflect this change.
(2)	Acquisition, site closure, and idle facility expenses for the year ended December 31, 2024 primarily included rent for vacated properties. Acquisition, site closure, and idle facility expenses for the year ended December 31, 2023 primarily included site closure costs associated with the planned cessation of manufacturing at our Hauppauge, NY facility. Acquisition, site closure, and idle facility expenses for the year ended December 31, 2019 primarily included costs related to (i) plant closure and redundant employee costs and (ii) third party costs associated with the combination with Impax Laboratories, Inc. ("Impax") and related integration including legal, investment banking, accounting and information technology.
(3)	For the year ended December 31, 2019, restructuring and other charges were primarily associated with cash severance provided pursuant to our severance programs for employees at our Hauppauge, NY, Hayward, CA and other facilities as well as asset-related charges associated with the impairment of property, plant and equipment and the right of use asset associated with our Hauppauge, NY facility.
(4)	For the year ended December 31, 2019, inventory related charges primarily represented inventory obsolescence resulting from new initiatives and policies adopted with our restructuring efforts.
(5)	For the year ended December 31, 2024, charges related to legal matters, net were primarily associated with a settlement in principle on the primary financial terms for a nationwide resolution to the opioids cases that have been filed and that might have been filed against the Company by political subdivisions and Native American tribes across the United States. For the year ended December 31, 2023, charges related to legal matters, net were primarily comprised of (i) charges associated with civil prescription opioid litigation, (ii) a settlement of a customer claim, (iii) a settlement of commercial antitrust litigation, and (iv) a settlement of a stockholder derivative lawsuit. For the year ended December 31, 2019, charges related to legal matters, net were primarily associated with a settlement agreement with Teva Pharmaceuticals, Inc. regarding a matter associated with Impax prior to the business combination.

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(6)	Asset impairment charges for the year ended December 31, 2023 were primarily associated with the write-offs of intangible assets. Asset impairment charges for the year ended December 31, 2019 were primarily associated with the write-off of in process research and development and intangible asset impairment charges primarily related to products acquired in the Impax business combination.
(7)	Amortization of upfront payment for the year ended December 31, 2019 represented the amortization of the upfront payment made to Lannett Company in connection with our transition agreement for Levothyroxine.
(8)	For the year ended December 31, 2019 gain on sale of international business, net represented the gain from the sale of our Creo Pharma Holding Limited subsidiary, which comprised substantially all of the Company's operations in the United Kingdom, partially offset by the loss from the sale of our Amneal Deutschland GmbH subsidiary, which comprised substantially all of the Company's operations in Germany.
(9)	During the year ended December 31, 2019, we recorded a valuation allowance to reduce our deferred tax assets (“DTAs”) to zero. In conjunction with the valuation allowance on our DTAs, we reversed the accrued TRA liability, which resulted in a $193 million gain to our statement of operations.
(10)	System implementation expense for the years ended December 31, 2024 and 2023 was primarily for the implementation of software to further integrate our acquired businesses.
(11)	For the year ended December 31, 2023, Reorganization expenses were comprised of professional fees.

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Calculation of Gross Leverage and Net Leverage

	Year Ended December 31,
(unaudited, in thousands)	2024	2019
EBITDA	$439,773	$155,198
Adjusted EBITDA	$627,442	$338,938

(unaudited, in thousands)	As of December 31, 2024	As of December 31, 2019
Term Loan Due 2025(1)	$191,979	$2,658,876
Term Loan Due 2028(1)	2,292,856	—
Amended New Revolving Credit Facility(1)	100,000	—
Other	—	624
Gross debt	$2,584,835	$2,659,500
Less: Cash and cash equivalents	(110,552)	(151,197)
NET DEBT	$2,474,283	$2,508,303

	Year Ended December 31,
(unaudited)	2024	2019
Gross leverage (Gross debt divided by Adjusted EBITDA)(2)	4.1x	7.8x
Net leverage (Net debt divided by Adjusted EBITDA)(3)	3.9x	7.4x
(1)	As defined in Note 16 in our 2023 Annual Report on Form 10-K.
(2)	Calculated by dividing gross debt by adjusted EBITDA for the years ended December 31, 2024 and 2019, respectively.
(3)	Calculated by dividing net debt by adjusted EBITDA for the years ended December 31, 2024 and 2019, respectively.

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amneal®

We make healthy possible.

AMNEAL PHARMACEUTICALS, INC. | 400 Crossing Boulevard | Bridgewater, NJ 08807 | Amneal.com

AMRX
Nasdaq Listed

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AMNEAL PHARMACEUTICALS, INC. 400 CROSSING BOULEVARD BRIDGEWATER, NJ 08807 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Daylight Time on May 5, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/AMRX2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Daylight Time on May 5, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CONTROL # SHARES NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 PAGE 1 OF 2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the listed nominees: Election of Directors Nominees For Against Abstain 1a. Emily Peterson Alva 1b. Deb Autor 1c. J. Kevin Buchi 1d. Jeff George 1e. John Kiely 1f. Paul Meister 1g. Ted Nark 1h. Chintu Patel 1i. Chirag Patel 1j. Gautam Patel 1k. Shlomo Yanai The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Advisory vote to approve executive compensation. The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain 3. Advisory vote to approve the Frequency of Future "Say on Pay" votes. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 4. Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for fiscal 2025. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 0000659096_1 R1.0.0.2 02 0000000000 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date JOB # SHARES CUSIP # SEQUENCE #

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com AMNEAL PHARMACEUTICALS, INC. This proxy is solicited by the Board of Directors The undersigned hereby appoints Jason B. Daly and Anastasios G. Konidaris, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Amneal Pharmaceuticals, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on May 6, 2025 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS PROPERLY EXECUTED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF EACH NOMINEE UNDER PROPOSAL 1, FOR PROPOSAL 2, "1" YEAR ON PROPOSAL 3, FOR PROPOSAL 4 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. In the event any of the nominees named on the reverse side of this proxy card are unavailable for election or unable to serve, the shares represented by this proxy may be voted for a substitute nominee selected by the Board of Directors. Continued and to be signed on reverse side 0000659096_2 R1.0.0.2